UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 2)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SOLAR AMERICA CORP.
(Exact name of registrant as specified in its charter)

Wyoming	5211	38-3825959
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	Number)

1135 Hodges Street
Lake Charles, LA 70601
(337) 214-0097
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wyoming Corporate Services, Inc.
2710 Thomes Ave.
Cheyenne, WY 82001
(307) 632-3333
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Lucosky Brookman LLP
33 Wood Avenue South, 6th Floor
Iselin, New Jersey 08830
Tel.: (732) 395 4400
Fax: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common Stock, $0.001 par value per share	6,000,000	$0.02	$120,000	$13.93

(1)
There is no public market for our common stock.  We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares.  We intend to apply to the OTCBB through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The offering price of the shares being registered herein is fixed at $0.02.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Such fee has been previously paid by the Company.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2011

SOLAR AMERICA CORP.

6,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Solar America Corp.  We are offering for sale a total of 6,000,000 shares of common stock at a fixed price of $0.02 per share.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

The offering is being conducted on a self-underwritten, best efforts basis, which means our Chairman and President, Brian Barrilleaux, will attempt to sell the shares.  This Prospectus will permit Mr. Barrilleaux to sell the shares directly, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Barrilleaux will sell the shares and intends to offer them to friends, family members and business acquaintances.  At this time, the Company had not made any arrangements to place the funds received in an escrow or trust account, thus, the Company and its executive officers will have immediate access to such funds.

In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Exchange Act.  The shares will be offered at a fixed price of $0.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by the Company’s Board of Directors (the “Board of Directors”) for an additional 90 days.

	Offering Price to the Public Per Share	Commissions	Net Proceedsto Company After OfferingExpenses (30% of SharesSold)	Net Proceedsto Company After OfferingExpenses (50% of SharesSold)	Net Proceedsto Company After OfferingExpenses (100% of SharesSold)

Common Stock	$0.02	Not Applicable	$0.00	$24,000	$84,000

Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Solar America Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

SOLAR AMERICA CORP. IS NOT A BLANK CHECK COMPANY AS THAT TERM IS DEFINED IN RULE 419 OF THE SECURITIES ACT OF 1933, AS AMENDED. WE HAVE NO PLAN OR INTENTION TO ENGAGE IN A MERGER OR ACQUISITION OR ANY SIMILAR ARRANGEMENT WITH AN UNIDENTIFIED COMPANY OR COMPANIES, OR OTHER ENTITY.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THISPROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5 BEFORE BUYING ANY SHARES OF SOLAR AMERICA CORP.’S COMMON STOCK.  BECAUSE THERE IS NO ESCROW ACCOUNT IN OPERATION AND NO MINIMUM INVESTMENT AMOUNT, ANY PROCEEDS FROM THE SALE OF SHARES OFFERED WILL BE AVAILABLE FOR IMMEDIATE USE BY THE COMPANY AND WILL NOT RETURNED UNDER ANY CIRCUMSTANCES EITHER DURING OR AFTER THE OFFERING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                   , 2012

TABLE OF CONTENTS

PAGE
Prospectus Summary	2
Summary Financial Information	4
Summary of the Offering	3
Risk Factors	5
Special Note Regarding Forward Looking Statements	15
Use of Proceeds	15
Determination of Offering Price	16
Dilution	17
Plan of Distribution	18
Description of Securities to be Registered	19
Interests of Named Experts and Counsel	20
Description of Business	20
Description of Property	25
Legal Proceedings	25
Market for Common Equity and Related Stockholder Matters	26
Management Discussion and Analysis of Financial Condition and Results of Operation	27
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	32
Directors and Executive Officers	32
Executive Compensation	33
Security Ownership of Certain Beneficial Owners and Management	34
Transactions with Related Persons, Promoters and Certain Control Persons	35
Index to Financial Statements	F-1

You should rely only on the information contained in this prospectus in deciding whether to purchase our Common Stock.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.  To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

This document may only be used where it is legal to sell these securities. Certain jurisdictions may restrict the distribution of these documents and the offering of these securities. We require persons receiving these documents to inform themselves about and to observe any such restrictions. We have not taken any action that would permit an offering of these securities or the distribution of these documents in any jurisdiction that requires such action.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus.  This summary does not contain all of the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements.  You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.  Unless otherwise indicated, the terms the “Company,”“SAC,”“we,”“us,” and “our” refer and relate to Solar America Corp.

Overview

Solar America Corp. was incorporated in the state of Wyoming on August 12, 2010, as Glacier Point Corp. (“GPC”). From the date of inception to December 5, 2010, GPC was a non-operating company with no shareholders. On December 5, 2010, our Chairman and Chief Executive Officer, Brian Barrilleaux, acquired GCP from the incorporator.  On December 6, 2010, Mr. Barrilleaux filed an amendment with the State of Wyoming to change the name of GPC to Solar America Corp. On December 16, 2010, the Company entered into an Agreement for Sale and Purchase of Business (the “Acquisition”) with the shareholder of Solar N’ Stuff, Inc. (“SNS”), a corporation organized under the laws of the State of Louisiana, whereby the Company acquired 100% of the issued and outstanding shares of SNS in exchange for consideration in the aggregate amount of $100,000.  As a result of the Acquisition, the business of SNS, which is more fully described below, became our principal business. Prior to December 5, 2010, Mr. Barrilleaux had no connection to the Company or SNS.

SNS, our wholly owned subsidiary, is a Louisiana-based alternative energy solution integrator.  Since its incorporation in 2008, SNS has been a premier reseller of Solatube, Inc. products and services.  Subsequent to the acquisition of SNS in December 2010, SNS has continued to provide solar-daylighting and solar attic fans, while simultaneously expanding its product offerings to include solar hot water systems and solar power systems from suppliers other than Solatube.  SNS currently has two full time employees responsible for sales and back office support.  In addition, SNS has three part time independent contracted installers and a network of construction tradesmen for specialized installation assistance.

SNS leases a storefront in Covington, Louisiana to utilize as both a warehouse and a showroom.  SNS has installed demonstration systems in its showroom highlighting the products and services it offers to both residential and commercial customers.  A complete description of the product and service offerings by SAC and SNS can be found in the section titled “Principal Products and Services.”

Through SNS, we are focused on the continued deployment of residential, commercial and governmental alternative energy systems.  We offer alternative energy solutions for owners, builders and architecture firms that include designing, building, operating, monitoring and maintaining these systems.  Our current market focus is on residential consumers interested in retrofitting existing residences to reduce monthly energy expenditures as well as developers looking to incorporate these advanced technologies into new construction.  We provide our customers with a high quality, low cost and flexible alternative energy solution.

We will continue our development as an end-to-end alternative energy solution provider by providing an integrated package, which includes pre and post-sales support, customer technical support, system design and installation.  We believe the business model for SNS will become the basis for expansion of our offerings into additional geographic areas.  Once our product and service offerings are tested in our current market we anticipate an immediate expansion drive, both through organic growth and select acquisitions.

The alternative energy industry is highly competitive and always changing.  As the popularity of alternative energy solutions, including solar power, solar lighting and solar thermal systems continues to grow there is growth potential; however, there are growing numbers of competitors offering similar products and services to those that we offer.  The barriers to entry into the market are generally low, and a determined competitor would be able to drive down the profit margin sufficiently to make it extremely difficult for us to be profitable.

The sale and installation of third party solar products is currently our core business. To date, all of our revenues have been generated by our SNS subsidiary, primarily through the sale and installation of solar daylight and attic fan systems. The acquisition of SNS and our initial operations have been funded through a series of promissory notes (as described in the footnotes to the financial statements filed as part of this prospectus).  Accordingly, our independent registered public accountant has issued a comment regarding our ability to continue as a going concern.  Until such time that we are able to establish profits from our operations sufficient to sustain our operations, planned growth and marketing strategy, management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by SNS.

The Company has incurred a net operating loss for each period since the Company’s inception.  For the period from August 12, 2010 (Inception) to September 30, 2011, the Company had a net loss of $398,366.

Where You Can Find Us

Our principal executive office is located at 1135 Hodges Street, Lake Charles, Louisiana 70601 and our telephone number is (337) 214-0097.

SUMMARY OF THIS OFFERING

The Issuer	Solar America Corp.

Securities being offered	Up to 6,000,000 shares of common stock, our common stock is described in further detail in the section of this prospectus titled “Description of Securities to Be Registered.”

Per Share Price	$0.02

No Public Market
There is no public market for our common stock.  We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Exchange Act.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus, beneficially owned by our Chairman and President, Brian Barrilleaux.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $36,013.93.

Net Proceeds to the Company
The Company is offering 6,000,000 shares of Common Stock, $0.001 par value per share, at an offering price of $0.02 per share, for potential net proceeds to the Company of $120,000.  The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this offering will be released to the Company when subscriptions are received and accepted.

If the maximum amount of funds is raised, we intend to continue expanding our existing business, as well as pursue other energy related opportunities; however, even if the maximum amount is raised we will only be able to fund our development for approximately six months.  If we sell 30% or less of our shares under this offering, we will continue our current operations but will require additional capital from alternate sources to execute our business plan.  If such funds are not available, our business would likely fail and any investment would be lost.  No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Use of Proceeds	We will use the proceeds for general working capital and administrative expenses, for the implementation of our business growth strategy.

Risk Factors
An investment in our common stock involves a high degree of risk.  You should carefully consider the risk factors set forth under “Risk Factors” on page 5 and the other information contained in this prospectus before making an investment decision regarding our common stock.

SUMMARY FINANCIAL INFORMATION

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

The following selected financial information is derived from our Financial Statements appearing elsewhere in this prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this prospectus.

Summary of Operations

For the Nine Months Ended September 30, 2011 and 2010
	Successor	Predecessor
	Company	Company
	September 30,	September 30,
	2011	2010
Total Revenue	$154,509	$309,215
Loss from Operations	$(328,923)	$(86,294)
Other Expenses	$(22,543)	$(128)
Net Loss	$(351,466)	$(86,422)

For the Years Ended December 31, 2010 and 2009
	Successor	Predecessor	Predecessor
	Company	Company	Company
	Period since inception August 12, 2010 to December 31, 2010	For the period from January 1, 2010 through December 15, 2010	For the year ended December 31, 2009
Total Revenue	$47,392	$376,214	$294,595
Loss from Operations	$(50,013)	$(106,044)	$(51,286)
Other Income (Expense)	$3,113	$(374)	$(495)
Net Loss	$(46,900)	$(106,418)	$(51,781)

Statement of Financial Position
	September 30, 2011	December 31, 2010
Cash and Cash Equivalents	$21,466	$55,852
Total Assets	$162,338	$190,920
Total Liabilities	$528,868	$227,820
Stockholders’ Deficit	$(388,366)	$(36,900)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.  In the event our common stock fails to become publicly traded you may lose all or part of your investment.

Risks Related to the Offering

AS THERE IS NO MINIMUM FLOOR FOR OUR OFFERING, IF ONLY A FEW PERSONS PURCHASE SHARES THEY WILL LOSE THEIR MONEY WITHOUT US BEING ABLE TO INITIALIZE OUR BUSINESS PLAN.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if a limited number of shares are sold, we may not have enough capital to fully implement our business plan.  If we are only able to sell 30% of the offered shares, the potential proceeds of $36,000 may not be sufficient to cover our anticipated offering expenses.  As such, we may not be able to meet the objectives we state in this prospectus, other corporate milestones that we may set, or avoid a “going concern” modification in future auditor reports as to uncertainty with respect to our ability to continue as a going concern. In such an event, it is highly likely that any investment would be lost, since we would not be able to generate sufficient profits from our operating revenues to cover operating expenses.  If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks.  Any person who cannot afford the loss of his/her entire investment should not purchase the offered shares.  The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives.  The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company.  For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

THERE IS NO MINIMUM OFFERING AND THEREFORE YOUR INVESTMENT MAY BE USED EVEN THOUGH SUCH INVESTMENT WILL NOT SATISFY OUR CAPITAL REQUIREMENTS TO COMPLETE ANY PROJECT.

We have not specified a minimum offering amount and there is no escrow account in operation.  Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives or proceed with our operations due to a lack of interest in this offering.  If this were to occur, we may be forced to curtail or abandon our operations with a loss to investors who purchase stock under this prospectus.  Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of shares offered by the Company will be available for immediate use by the Company, despite not being able to use such funds to effectively implement the Company’s business plan.  Investor funds will not be returned under any circumstances wither during or after the offering.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise funds through public or private debt or sale of equity to achieve our business strategy.  Our current revenues provide us enough cash to maintain our current operations, yet additional funds will be required to implement our planned business growth strategy.  Such financing may not be available when needed.  Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.  Our capital requirements to implement our business strategy will be significant.  Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations as set forth in our plan of operations.

The sale of additional equity securities could result in additional dilution to our stockholders.  The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations.

While we believe that our current funding sources will continue to advance funds to us as needed, there can be no assurances that such funding will be available to us on terms that would be acceptable and at this time we have no specific details regarding the timing or terms under which such funding would be available. Accordingly, there can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.  If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion.  In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

PURCHASERS IN THIS OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN THE BOOK VALUE OF THEIR INVESTMENT.

The offering price of our common stock is substantially higher than the net tangible book value per share of our outstanding common stock immediately after this offering. Therefore, if you purchase our common stock in this offering and assuming we are able to sell 100% of the shares being offered hereunder, you will incur immediate dilution of 20% in net tangible book value per share from the price you paid.

BECAUSE OUR CHAIRMAN AND PRESIDENT, MR. BRIAN BARRILLEAUX, BENEFICIALLY OWNS 100% OF OUR OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT CORPORATE DECISIONS INFLUENCED BY MR. BARRILLEAUX ARE INCONSISTENT WITH THE BEST INTERESTS OF OTHER STOCKHOLDERS.

Mr. Barrilleaux, our Chief Executive Officer, President and Chairman of the Board of Directors, beneficially owns 100% of the current outstanding shares of our common stock, and, upon completion of this offering, will beneficially own 62.5% of our outstanding common stock if the maximum number of shares are sold.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Barrilleaux may still differ from the interests of the other stockholders.

THERE IS A SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Company has incurred a net operating loss for each period since the Company’s inception.  For the period from August 12, 2010 (Inception) to December 31, 2010, the Company had a net loss of $46,900, had a working capital deficit of $125,535 and an accumulated deficit of $46,900.  These factors, among others, raise substantial doubt about our ability to continue as a going concern.  Our ability to continue generating revenues will depend on a number of factors, many of which are beyond our control.  These factors include general economic conditions, interest rates, market acceptance of our products and services, and competitive efforts.  Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods.

As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business plan.  As a result, we may have to liquidate our business and you may lose your investment.

Risks Related to Our Business

THE LIKELIHOOD OF OUR SUCCESS MUST BE EVALUATED WITH CONSIDERATION GIVEN TO THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAY FREQUENTLY ENCOUNTERED BY A COMPANY WITH LIMITED OPERATIONS.

Since we have a limited operating history, it will be difficult for investors and securities analysts to evaluate our business and future prospects.  You must consider our prospects in light of the risks, expenses and difficulties we face as a company with a limited operating history.  Investors should evaluate an investment in the Company in light of the uncertainties encountered by early-stage companies in an intensely competitive industry.  There can be no assurance that our efforts will be successful or that we will be able to maintain profitability.

We have only recently developed our strategy of expanding our installation business beyond the Southeastern Louisiana market and proposing photovoltaic solar power projects.  Potential investors should therefore be aware that we face the substantial risk of failure associated with any new business strategy as a result of problems encountered in connection with their commencement of new operations.  These include, but are not limited to, the entry of new competition, unknown or unexpected additional costs and expenses that may exceed estimates.

THE MARKET FOR ALTERNATIVE ENERGY SOLUTIONS IS HIGHLY COMPETITIVE AND WE MAY BE UNABLE TO COMPETE SUCCESSFULLY.

The market for alternative energy solutions is intensely competitive.  Our current solar products and services is only a small component of the overall U.S. residential power and lighting market and thus we must compete with established, larger and better-known national and local service providers.  We compete for customers directly with larger and more established firms, such as local power companies, which have significant advantages over us, including access to greater capital resources, established sales and support mechanisms and large existing customer bases.

We also compete directly with other solar power and lighting installation companies.  We expect these competitors to devote significant financial and operating resources to maintain their respective positions in the residential power and lighting segment.  We also expect existing competitors and new entrants to the market to constantly revise and improve their products and services in light of challenges from us and other competition.  If we cannot respond effectively to advances by our competitors, our business may be adversely affected.

IF THE PRICES OF TRADITIONAL SOURCES OF ENERGY DECLINE SIGNIFICANTLY, OUR SALES COULD DECLINE AND THE FINANCIAL RESULTS OF OUR BUSINESS OPERATIONS WOULD BE HARMED.

Prices of energy (including traditional sources of energy such as oil, gas, or electricity) or alternative energy may decline.  The alternative energy industry as a whole can also be significantly affected by fluctuations in energy prices and supply and demand of alternative energy fuels, energy conservation, the success of exploration projects and tax and other government regulations and policies.  If sufficient demand for alternative energy products does not develop or takes long periods of time to develop, the revenues of alternative energy companies may not experience growth to permit the ongoing expansion of such businesses.  In the event that prices of energy from traditional sources undergo a significant and sustained decline, our sales and results of operations will be harmed.

BECAUSE DEMAND FOR ALTERNATIVE ENERGY SOLUTIONS IS DRIVEN IN PART BY GOVERNMENTAL INCENTIVES, A SIGNIFICANT REDUCTION IN GOVERNMENT SUBSIDIES AND ECONOMIC INCENTIVES FOR SOLAR POWER COULD CAUSE OUR SALES TO DECLINE.

Currently, demand for alternative energy solutions is driven in part by significant government subsidies and economic incentives.  If subsidies and other incentives for alternative energy solutions are reduced or eliminated, the demand for alternative energy may decline and cause corresponding declines in the revenues and profits of alternative energy companies.  In addition, existing regulations and policies, and changes to such regulations and policies, may present technical, regulatory and economic barriers to the purchase and use of alternative energy solutions, thus reducing demand for such solutions.

IF WE ARE UNABLE TO RESPOND TO CHANGING TECHNOLOGIES AND ISSUES PRESENTED BY NEW TECHNOLOGIES, OUR BUSINESS WILL BE HARMED.

The alternative energy industry is subject to technological change.  If we rely on products and technologies that are not attractive to customers, or if we are unable to respond appropriately to changing technologies and changes in product function and quality, we may not be successful in capturing or retaining a significant market share.  In addition, any new technologies utilized in our alternative energy systems may not perform as expected or as desired, in which event the adoption of such products or technologies could harm our business.

BECAUSE WE ARE CURRENTLY DEPENDENT ON THE SOUTHEASTERN LOUISIANA MARKET, WE MUST EXPAND TO OTHER MARKETS IN ORDER TO INCREASE OUR SALES AND DIVERSIFY OUR REVENUE BASE.

We derive substantially all of the revenue from our alternative energy solutions from sales in single state, making us dependent on the economics and market conditions of one region.  We currently derive substantially all of the revenue from our alternative energy solutions from projects in Southeastern Louisiana.  The growth of our business will require us to expand our operations in Louisiana and to commence operations in other states.  Our success will likely depend on our ability to raise additional capital and successfully extend our installation business to other states.

IF WE ARE UNABLE TO MANAGE OUR PLANNED GROWTH, OUR OPERATIONS COULD BE ADVERSELY IMPACTED.

Our wholly-owned subsidiary, SNS, with its residential solar sales and installation business has formed the basis for a business model that we are confident can be replicated in locations across the United States. The management of such growth will require, among other things, continued development of our financial and management controls and management systems, stringent control of costs on both products and labor expenses, diligent management of our subsidiaries, increased spending associated with marketing activities, the addition of new locations, either through organic growth or acquisition, the ability to attract and retain qualified management personnel and the training of new personnel.

In addition, growth will eventually require the expansion of our accounting, customer support and business development operations, which will require additional capital expenditures and may divert the time and attention of management personnel who oversee any such expansion.  Failure to successfully manage our expected growth and development, to enhance our processes and management systems or to timely and adequately resolve any such difficulties could have a material adverse effect on our business, financial condition and results of operations.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its Chief Executive Officer and President, Mr. Brian Barrilleaux.  As of the date hereof, Mr. Barrilleaux is the Company’s only full-time employee and is the Company’s only employee with insight into the alternative energy systems industry.  Mr. Barrilleaux has managed the day-to-day operations of SNS, our wholly-owned subsidiary since the date of acquisition, and as such, the loss of him, or of other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations.  Our success will depend on the performance of our Chief Executive Officer and President and our ability to attract and motivate other key personnel.  In the event that we are unable to retain our Chief Executive Officer and President or other personnel, we cannot provide assurance that we would be able to locate and hire qualified replacements.  The Company does not maintain “key person” life insurance on its executive officers.

In addition, the expansion of our business could place a significant strain on our managerial, financial and personnel resources. To reach our goals, we must successfully recruit, train, motivate and retain additional employees, including management and technical personnel.  Also, we must be to integrate new employees into our overall operations and enhance our financial and accounting systems, controls and reporting systems.

FUTURE ACQUISITIONS COULD HAVE ADVERSE CONSEQUENCES ON OUR EXISTING BUSINESS OR ASSETS.

We may acquire additional operating businesses and other assets that we believe will aid us in our business model and growth strategy.  Our acquisition strategy involves numerous risks, including:

•	Possible failures of our acquisitions to be profitable or to generate anticipated cash flows;

•	Lack of consumer interest in new product and service offerings;

•	Entry into markets and geographic areas where we have limited or no experience;

•	Potential difficulties in integrating our operations with those of acquired companies;

•	Diversion of our management team’s attention away from other business concerns; and

•	Loss of key employees of acquired companies or the inability to recruit additional senior management to supplement or replace senior management of acquired companies.

THE LACK OF AVAILABILITY OF POTENTIAL ACQUISITIONS AT REASONABLE PRICES COULD HARM OUR GROWTH STRATEGY.

We face stiff competition from others for acquisition opportunities.  If the prices sought by sellers of these companies were to rise, we may find fewer acceptable acquisition opportunities.  In addition, the purchase price of possible acquisitions could require debt or equity financing on our part.  Since the terms and availability of this financing depend to a large degree upon general economic conditions and third parties over which we have no control, we can give no assurance that we will obtain the needed financing or that we will obtain such financing on attractive terms.  In addition, our ability to obtain financing depends on a number of other factors, many of which are also beyond our control, such as interest rates and national and local business conditions.  If the cost of obtaining needed financing is too high or the terms of such financing are otherwise unacceptable in relation to the acquisition opportunity we are presented with, we may decide to forgo that opportunity.  Additional indebtedness could increase our leverage and make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures.  Additional equity financing could result in dilution to our stockholders.

IT MAY BE DIFFICULT TO PREDICT OUR FINANCIAL PERFORMANCE BECAUSE OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE.

Our revenues and operating results may vary significantly from quarter to quarter due to a variety of factors, many of which are beyond our control.  You should not rely on period-to-period comparisons of our results of operations as an indication of our future performance.  Our results of operations may fall below the expectations of market analysts and our own forecasts.  If this happens, the market price of our common stock may fall significantly.  The factors that may affect our quarterly operating results include the following:

•	Fluctuations in demand for our products and services;

•	Backordered or oversold inventories of products required to complete booked installations;

•	The timing and amount of sales and marketing expenses incurred to attract new customers;

•	Fluctuations in sales of different types (i.e., daylighting systems vs. solar attic fans);

•	Seasonal patterns in consumer spending;

•	Worsening economic conditions which cause consumers to resist purchasing of our products and services;

•	Changes in the regulatory environment, particularly the potential future elimination of State and Federal Tax Rebates for the purchase and installation of our products;

•
The timing and amount of expenses associated with litigation, regulatory investigations or restructuring activities, including settlement costs and regulatory penalties assessed related to government enforcement actions;

•
The adoption of new accounting pronouncements, or new interpretations of existing accounting pronouncements, that impact the manner in which we account for, measure or disclose our results of operations, financial position or other financial measures; and

•	Costs related to opening additional locations or acquiring other operating businesses.

Purchases by consumers also tend to be cyclical; reflecting overall economic conditions as well as budgeting and buying patterns.  Any decline in the economy generally may alter consumers’ current or prospective spending priorities, or may increase the time it takes us to close sales, and could materially and adversely affect our business, results of operations and financial condition.

BECAUSE WE ARE DEPENDENT ON A LIMITED NUMBER OF SUPPLIERS, OUR BUSINESS, FINANCIAL CONDITION, AND OPERATING RESULTS WILL BE HARMED IF OUR SUPPLY ORDERS ARE DELAYED.

We depend upon a limited number of suppliers for the components used in our solar energy systems.  The failure of our suppliers to supply us with components in a timely manner or on commercially reasonable terms could result in lost orders, delay our project schedules and harm our operating results and business expansion efforts.  Our orders with certain of our suppliers may represent a very small portion of their total business.  As a result, these suppliers may not give priority to our business, leading to potential delays in or cancellation of our orders.  If any of our suppliers were to fail to supply our needs on a timely basis or to cease providing us key components we use, we would be required to secure alternative sources of supply.  We may have difficulty securing alternative sources of supply in a timely manner and on commercially reasonable terms.  If this were to occur, our business would be harmed.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY GENERAL ECONOMIC CONDITIONS; IF WE EXPERIENCE A DECLINE IN SALES OUR ABILITY TO BECOME PROFITABLE WILL DECREASE.

Our business could be adversely affected in a number of ways by general economic conditions, including higher interest rates, consumer credit conditions, unemployment and other economic factors.  During economic downturns, we may have greater difficulty in gaining new customers for our products and services.  Our strategies to acquire new customers may not be successful, which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

IF OUR PRODUCTS CONTAIN DEFECTS, OUR REPUTATION COULD BE HARMED AND OUR RESULTS OF OPERATIONS ADVERSELY AFFECTED.

Some of our products are complex and may contain undetected defects.  The occurrence of defects or malfunctions could result in financial losses for our customers and in turn, termination of services, cancellation of orders, product returns and diversion of our resources.  Any of these occurrences could also result in the loss of or delay in market acceptance of our products and services, cause a loss of sales, and result in harm to our business reputation and the value of our brand.

IF WE ARE SUBJECT TO SIGNIFICANT UNEXPECTED WARRANTY EXPENSES OR SERVICE CLAIMS, OUR ABILITY TO GENERATE NET PROFITS WILL BE HARMED.

We may be subject to unexpected warranty expenses or service claims that could reduce our profits.  As a result of the length of the warranty periods we provide, we bear the risk of warranty claims long after we have completed the installation of an alternative energy system.  Our current standard warranty for our installation services includes a 10-year warranty period for defects in material and workmanship in Louisiana.  Our failure to accurately predict future warranty claims could result in unexpected volatility in our financial condition.

BECAUSE OUR EMPLOYEES AND TECHNICIANS WORK IN THE HOMES AND BUSINESS OF OUR CUSTOMERS, WE MAY BE SUBJECT TO LIABILITY CLAIMS BASED ON THEIR ACTIONS.

As part of our alternative energy solution installation and integration business, our technicians and other employees must perform work in our customers’ homes and businesses.  If the actions of these employees give rise to claims of property damages or other claims, we could experience increased costs, including potentially significant monetary damages.

WE ARE OPERATING IN A HIGHLY COMPETITIVE MARKET AND WE ARE UNSURE AS TO WHETHER OR NOT THERE WILL BE ANY CONSUMER DEMAND FOR OUR PRODUCTS.

Some of our competitors are much larger and better capitalized than we are.  It may be that our competitors will better address the same market opportunities that we are addressing.  These competitors, either alone or with collaborative partners, may succeed in developing business models that are more effective or have greater market success than our own.  The Company is especially susceptible to larger companies that invest more money in marketing.  Moreover, the market for our products is potentially large but highly competitive.  There is little or no hard data that substantiates the demand for our services or how this demand will be segmented over time.  We will be subject to delays and or order cancellation due to factors outside of the company’s control.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002.  Our senior management has never had responsibility for managing a publicly traded company.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status.  If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

SINCE OUR EXECUTIVE OFFICER HAS LIMITED EXPERIENCE IN THE ALTERNATIVE ENERGY SYSTEMS INDUSTRY, THE COMPANY MAY NEVER BE SUCCESSFUL IN IMPLEMENTING ITS BUSINESS STRATEGY, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.

Mr. Barrilleaux, our Chief Executive Officer, has very limited experience in the development of a business based on alternative energy systems.  As a result, our management may not be fully aware of many of the specific requirements related to the successful operation thereof.  Management’s decisions and choices may not accurately account for the prevailing factors guiding others in the industry’s decision making processes.  Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to our management’s lack of experience.  As a result, we may have to suspend or cease operations, which will result in the loss of your investment.

WE NEED TO ESTABLISH AND MAINTAIN REQUIRED DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROLS OVER FINANCIAL REPORTING AND TO MEET THE PUBLIC REPORTING AND THE FINANCIAL REQUIREMENTS FOR OUR BUSINESS, WHICH WILL BE TIME CONSUMING FOR OUR MANAGEMENT.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002.  The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards.  Because we have limited resources, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and other disclosure controls and procedures.  In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm.  If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, or our independent registered public accounting firm is unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

WHILE NO CURRENT LAWSUITS ARE FILED AGAINST THE COMPANY, THE POSSIBILITY EXISTS THAT A CLAIM OF SOME KIND MAY BE MADE IN THE FUTURE.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future.  While we will work to insure high product quality and accuracy in all marketing and labeling, no assurance can be given that some claims for damages will not arise.  We currently have no plan to purchase liability insurance and we currently lack the resources to purchase such insurance.

Risks Related to Our Common Stock

THE COMPANY’S STOCK PRICE MAY BE VOLATILE.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	Products and services by the Company or its competitors;

•	Additions or departures of key personnel;

•	The Company’s ability to execute its business plan;

•	Operating results that fall below expectations;

•	Loss of any strategic relationship;

•	Industry developments;

•	Economic and other external factors; and

•	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

Upon declared effectiveness of this registration statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this registration statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted Rule 15g-9, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE MARKET FOR PENNY STOCKS HAS EXPERIENCED NUMEROUS FRAUDS AND ABUSES WHICH COULD ADVERSELY IMPACT INVESTORS IN OUR STOCK.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

THERE IS NO ASSURANCE OF A PUBLIC OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock.  Our shares have not been listed or quoted on any exchange or quotation system.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor may be unable to liquidate their investment.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR SOME TIME, WHICH COULD RESULT IN NO RETURN ON YOUR INVESTMENT.

We have never declared or paid cash dividends on our common stock.  We currently intend to retain our earnings, if any, to provide funds for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future.  Any payment of future dividends will be at the discretion of the Company’s board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other relevant factors of our operations.

THE ELIMINATION OF MONETARY LIABILITY AGAINST THE COMPANY’S EXISTING AND FUTURE DIRECTORS, OFFICERS AND EMPLOYEES UNDER WYOMING LAW AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO THE COMPANY’S EXISTING AND FUTURE DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY THE COMPANY AND MAY DISCOURAGE LAWSUITS AGAINST THE COMPANY’S DIRECTORS, OFFICERS AND EMPLOYEES.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Wyoming law.  The Company may also have contractual indemnification obligations under future employment agreements with its officers or employees.  The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup.  These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,”“should,”“expect,”“anticipate,”“estimate,”“believe,”“intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction.  There can be no assurance that future developments actually affecting us will be those anticipated.  These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

Our offering is being made as a direct public offering, without the involvement of underwriters or broker-dealers.  We will receive up to $120,000 if all of the shares of Common Stock offered by us at $0.02 per share are purchased.  We cannot guarantee that we will sell any or all of the shares being offered by us.  This is a best efforts offering with no minimum-offering amount.  The table below estimates our use of proceeds, given the varying levels of success of the offering.  We expect that the proceeds will be used primarily towards business development and working capital in an effort to expand our business.

Offered Shares Sold	Offering Proceeds	Approximate Offering Expenses (1) (2)	Total Net Offering Proceeds	Principal Uses of Net Proceeds

				Research & Development	$-
1,800,000 shares (30%)	$36,000	$36,000	$-	Marketing	$-
				Working Capital	$-

				Research & Development	$-
3,000,000 shares (50%)	$60,000	$36,000	$24,000	Marketing	$10,000
				Working Capital	$14,000

				Research & Development	$10,000
4,500,000 shares (75%)	$90,000	$36,000	$54,000	Marketing	$20,000
				Working Capital	$24,000

				Research & Development	$30,000
6,000,000 shares (maximum)	$120,000	$36,000	$84,000	Marketing	$30,000
				Working Capital	$24,000

(1)	Offering expenses have been rounded to $36,000.

(2)	Any remainder of offering expenses will be paid out of cash on hand.

If 100% of the offered shares were sold we would receive the maximum proceeds of $84,000, after deducting offering expenses.  If the maximum amount of funds is raised, we intend to continue to implement our business plan in our current markets as well as investigate additional markets across the United States.  We believe that extensive research and development of potential target markets as well as the specific product requirements of those markets will play a key role in growing our business in new geographic locations.  If the maximum number of shares is sold we estimate that we would spend up to $64,000 on such research and development, including, new website design and marketing.

In the event that 75% of the offered shares are sold we would receive $54,000 after deducting offering expenses.  In this instance, we would allocate up to $34,000 to continue expanding business development, research and marketing of our products and services.

In the event that 50% of the offered shares were sold we would receive $24,000 after expenses.  In this instance, we would only be able to allocate $14,000 of our offering proceeds towards business development.

In the event that 30% or less of our shares are sold under the offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of current cash, additional financing and/or our existing revenues.  In this instance, we will continue our current operations and likely have to seek out additional capital from alternate sources to execute our business plan. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive. If such funds are not available our business would likely fail and any investment would be lost.

Working capital will be used to pay general administrative expenses, legal expenses and accounting expenses for the next ten to twelve months.  Those expenses may increase if we are able to grow our operations and marketing activities.  Marketing expenses primarily include costs associated with travel to meet potential customers and joint ventures for our products and services.  Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs to promote our products and services.

The funds from this offering will not be used to pay Mr. Brian Barrilleuax, our Chairman and President, for any services related to activities undertaken to further the success of this offering, whether provided prior to, during, or subsequent to the offering.  There can be no assurance that the Company will raise any funds through this offering and in the event that a limited amount of funds are raised, the Company will use such funds according to their best judgment in an effort to maximize shareholder value.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	Our start-up status;

•	Prevailing market conditions, including the history and prospects for the industry in which we compete;

•	Our future prospects; and

•	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

We intend to sell 6,000,000 shares of our common stock at a price of $0.02 per share.  The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share.  The table assumes all 6,000,000 shares of common stock will be sold.

	Shares Issued (1)		Total Consideration
	Number of Shares	Percent	Amount	Percent	Price Per Share

Existing Shareholder (2)	10,000,000	62.5%	$10,000	7.7%	$0.001

Purchasers of Shares	6,000,000	37.5%	$120,000	92.3%	$0.02

Total	16,000,000	100%	$130,000	100%

(1)	Adjusted to reflect the Company’s 10-for-1 forward split, effectuated on April 26, 2011.

(2)
On December 6, 2010, the Company authorized the issuance of 10,000,000 (adjusted to reflect the Company’s 10-for-1 forward split, effectuated on April 26, 2011) shares of its common stock, par value $0.001 per share, to Salty Pepper Corp., a company beneficially owned by our Chairman and President, Brian Barrilleaux, in payment for services rendered during the formation of the Company.  These services included work product related to the Company’s formation and acquisition targets, as well as the research and drafting of the Company’s business plan.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 75%, and 50% of the offered shares are sold.  Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2010.  Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold

Offering Price	$0.020	$0.020	$0.020
	per share	per share	per share

Net tangible book value at 12/31/10	$0.013	$0.013	$0.013
	per share	per share	per share

Net tangible book value after giving effect to the offering	$0.016	$0.016	$0.016
	per share	per share	per share

Increase in net tangible book value per share attributable to	$0.003	$0.003	$0.003
cash payments made by new investors	per share	per share	per share

Per Share Dilution to New Investors	$0.004	$0.004	$0.004
	per share	per share	per share

Percent Dilution to New Investors	20%	20%	20%

PLAN OF DISTRIBUTION

As of February 6, 2012, Solar America Corp. had 10,000,000 shares of common stock issued and outstanding.  The Company is registering an additional of 6,000,000 shares of its common stock for sale at the price of $0.02 per share.

The offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter or broker.  We will offer the shares directly to investors through our Chief Executive Officer and director (the “CEO”), who will offer the shares by prospectus filed with the SEC, to family, friends, business associates and contacts via an initial telephonic consultation. Those individuals who express a verbal interest in participating in the offering will be given a hard copy of the prospectus or directed to the EDGAR website to review the electronic copy of the prospectus.  The CEO may make sales, on our behalf and will be relying on the exemption provided by Rule 3a4-1 under the Securities Exchange Act of 1934, which permits him to sell securities under certain circumstances without registration as a securities broker.  The CEO will not receive any commissions or other remuneration based either directly or indirectly on transactions in our securities for his efforts in making any such offers or sales.  The CEO is not a registered broker-dealer or an affiliate of a broker-dealer.  Furthermore, the CEO shall conduct selling activity in accordance with paragraph (a)(4)(ii) of Rule 3(a)4-1, in that he primarily performs substantial duties for the issuer other than in connection with transactions in securities; he is not a broker or dealer nor has he been affiliated with a broker or dealer in the last 12 months; and he does not participate in selling an offering of securities more than once every 12 months other than as permitted under Rule 3(a)4-1.  Further, the CEO is not an associated person of a broker or dealer.  The CEO may be deemed an underwriter as that term is defined in Section 2(11) of the Securities Act.

The offering will begin on the date of this prospectus and remain open for a period of one hundred and eighty (180) days unless extended by the Board of Directors for an additional 90 days, the maximum proceeds are received earlier or we decide to stop selling our securities.  We may stop selling our securities due to a lack of investor interest, unfavorable market conditions or other unforeseen events.  We have not specified a minimum offering amount and there is no escrow account in operation.  Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives or proceed with our operations due to a lack of interest in this offering.  If this were to occur, we may be forced to curtail or abandon our operations with a loss to investors who purchase stock in the offering.  Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of shares offered by the Company will be available for immediate use by the Company and will not returned under any circumstances either during or after the offering.

We reserve the right to reject any subscription in whole or in part or to allot to any prospective investor less than the number of shares subscribed.  We reserve this right to reject any subscription to prevent ownership of our securities by individuals or entities that may not be in our best interest.

The shares in this offering are being sold under a “best efforts, no minimum” basis.  Therefore, there is no requirement that we must sell a specified number of shares before the proceeds of the offering become available to us. We may sell only a nominal amount of shares and receive only minimal proceeds from this offering. We will not escrow any of the proceeds received from the sale of shares before we terminate the offering. Upon acceptance of a subscription, the proceeds from that subscription will be immediately available for our use and the investor will have no assurance that we will sell all or any part of the remaining shares offered.

Penny Stock Regulation

The shares of our common stock are not quoted on any stock exchange or quotation system.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	Contains a toll-free telephone number for inquiries on disciplinary actions;

•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	Contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	Bid and offer quotations for the penny stock;

•	Details of the compensation of the broker-dealer and its salesperson in the transaction;

•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 210,000,000 shares of capital stock, of which (i) 200,000,000 shares are common stock, $0.001 par value per share and (ii) 10,000,000 shares are blank check preferred stock.

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share.  There are no provisions in our charter or bylaws that would delay, defer or prevent a change in our control, however, there exists such provisions in our charter that may make a change of control more difficult.  Such provisions include the ability of the Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting.  Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.  In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by the Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs.  Our common stock does not provide the right to a preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights.  Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.  Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of “black check” Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors.  As of the date hereof there have been no shares of Preferred Stock designated.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Fidelity Stock Transfer, 8915 South 700 East, Suite 102, Sandy, UT 84070 and its phone number is (801) 562-1300.  The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

McConnell & Jones LLP, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report.  McConnell & Jones LLP has presented its report with respect to our audited financial statements.

The validity of the shares of our common stock offered in this prospectus has been passed upon by the law firm of Lucosky Brookman LLP.  Lucosky Brookman LLP’s offices are located at 33 Wood Avenue South, 6th Floor, Iselin, NJ 08830.

DESCRIPTION OF BUSINESS

Overview

Solar America Corp. was incorporated in the state of Wyoming on August 12, 2010, as Glacier Point Corp. (“GPC”). From the date of inception to December 5, 2010, GPC was a non-operating company with no shareholders. On December 5, 2010 our Chairman and CEO, Brian Barrilleaux, acquired GCP from the incorporator.  On December 6, 2010, Mr. Barrilleaux filed an amendment with the State of Wyoming to change the name of GPC to Solar America Corp. On December 16, 2010, the Company entered into an Agreement for Sale and Purchase of Business (the “Acquisition”) with the shareholder of Solar N’ Stuff, Inc. (“SNS”), a Corporation registered in the State of Louisiana, whereby the Company acquired 100% of the issued and outstanding shares of SNS in exchange for consideration in the aggregate of $100,000.  As a result of the Acquisition, the business of SNS, which is more fully described below, became our principal business. Prior to December 5, 2010, Mr. Barrilleaux had no connection to the Company or SNS.

SNS, our wholly owned subsidiary, is a Louisiana-based alternative energy solution integrator.  Since its incorporation in 2008, SNS has been a premier reseller of Solatube, Inc. products and services.  Subsequent to the acquisition of SNS in December 2010, SNS has continued to provide solar-daylighting and solar attic fans, while simultaneously expanding its product offerings to include solar hot water systems and solar power systems from suppliers other than Solatube.  SNS currently has two full time employees responsible for sales and back office support.  In addition, SNS has three part time independent contracted installers and a network of construction tradesmen for specialized installation assistance.

SNS leases a storefront in Covington, Louisiana to utilize as both a warehouse and a showroom.  SNS has installed demonstration systems in its showroom highlighting the products and services it offers to both residential and commercial customers.  A complete description of the product and service offerings by SAC and SNS can be found in the section titled “Principal Products and Services.”

Through SNS, we are focused on the continued deployment of residential, commercial and governmental alternative energy systems.  We offer alternative energy solutions for owners, builders and architecture firms that include designing, building, operating, monitoring and maintaining these systems.  Our current market focus is on residential consumers interested in retrofitting existing residences to reduce monthly energy expenditures as well as developers looking to incorporate these advanced technologies into new construction.  We provide our customers with a high quality, low cost and flexible alternative energy solution.

We will continue our development as an end-to-end alternative energy solution provider by providing an integrated package, which includes pre and post-sales support, customer technical support, system design and installation.  We believe the business model for SNS will become the basis for expansion of our offerings into additional geographic areas.  Once our product and service offerings are tested in our current market we anticipate an immediate expansion drive, both through organic growth and select acquisitions.

The alternative energy industry is highly competitive and always changing.  As the popularity of alternative energy solutions, including solar power, solar lighting and solar thermal systems continues to grow there is amazing growth potential; however, there are growing numbers of competitors offering similar products and services to those that we offer.  The barriers to entry into the market are generally low, and a determined competitor would be able to drive down the profit margin sufficiently to make it extremely difficult for us to be profitable.

To date, all of our revenues have been generated by our SNS subsidiary, primarily through the sale and installation of solar daylight and attic fan systems. The acquisition of SNS and our initial operations have been funded through a series of promissory notes (as described in the footnotes to the financial statements filed as part of this prospectus).  Accordingly, our independent registered public accountant has issued a comment regarding our ability to continue as a going concern.  Until such time that we are able to establish profits from our operations sufficient to sustain our operations, planned growth and marketing strategy, management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by SNS.

The Company has incurred a net operating loss for each period since the Company’s inception.  For the period from August 12, 2010 (Inception) to September 30, 2011, the Company had a net loss of $398,366.

Principal Products and Services

Our philosophy is to provide advanced, eco-friendly alternative energy solutions to commercial and residential customers.  Since inception, we have concentrated on serving the needs of residential and commercial customers tied to the electric power grid.  Our business plan is focused in four specific areas:

(1)	Solar Daylight and Attic Fan System Sales and Installation – Currently provided by our SNS subsidiary;

(2)	Solar Hot Water System Sales and Installation – Currently provided by our SNS subsidiary;

(3)	Solar Power System Sales and Installation – Currently provided by our SNS subsidiary; and

(4)	Rooftop Solar Power Plant Systems – Under development by SAC.

Solar Daylight and Attic Fan Systems Sales and Installation

The scope of our solar daylight and attic fan systems sales and installation business includes:

•	Pre-sales service for commercial, residential and governmental customers;

•	Installation of solar daylight and attic fan systems and related constructional systems;

•	Technical support and service to end-users; and

•	Providing government permits and tax incentives application services to end-users.

Since inception, we have focused on solar daylight and attic fan system sales and installation.  Installation is our core business, and it also provides the Company with a platform for additional after installation sales and other lines of business.  Our gross revenues to date have come mostly from our solar daylight and attic fan installation business.  Our installation business is focused primarily in Southeastern Louisiana.  Our installers are highly skilled independent contractors, each with years of experience installing a wide range of alternative energy systems.  When necessary, we hire licensed sub-contractors to handle situation in which our installers are not fully trained.

Solar Hot Water System Sales and Installation

The scope of our solar hot water system sales and installation business includes:

•	Pre-sales service for commercial, residential, governmental and non-profit customers;

•	Installation of solar hot water systems and related infrastructure;

•	Technical support and service to end-users; and

•	Providing government permits and tax incentives application services to end-users.

Over the past 12 months we have expanded our product offerings to include solar hot water systems.  These systems use sunlight to heat water utilizing state of the art solar concentrating systems.  Solar hot water systems can be customized to provide water for general in-home use, or residential requirements such as pool heating.  Systems can also be installed for specialized commercial or industrial applications.  Most solar hot water systems aren’t designed to replace traditional hot water systems.  The systems are designed to pre-heat water before it runs through a more traditional water heater.  This preheating can reduce the energy required to maintain the hot water supply by 75% or more.  Residential customers in Louisiana can receive tax rebates of up to 80% of the installed cost of solar hot water systems.

Solar Power System Sales and Installation

The scope of our solar power system sales and installation business includes:

•	Pre-sales service for commercial, residential, governmental and non-profit customers;

•	Installation of PV systems and related infrastructure;

•	Technical support and service to end-users; and

•	Providing government permits and tax incentives application services to end-users.

We have recently expanded our product offerings to include solar power systems.  These photovoltaic (PV) systems convert sunlight directly into electricity that can be used, stored, or sold back into the power grid.  As the cost of PV systems continues to decline, while reliability and efficiency continue to increase, more commercial and residential customers are seeing the benefits of installing PV systems.  While PV systems are a very small part of our business today, we anticipate that PV systems will be a major part of our growth, due in large part to generous tax rebates available, as well as the increasing acceptance of “green” energy alternatives.  Residential customers in Louisiana can receive tax rebates of up to 80% of the installed cost of PV solar systems.

Rooftop Solar Power Plant (“RPP”) Systems

We are currently developing a new business segment focused on the design and installation of rooftop solar power plants.  Conventional thinking has led to the creation of massive stand-alone solar plants, which, due to size, are generally located tens or hundreds of miles from the anticipated end-users.  The distance between power generation and use requires the installation of power transmission lines to connect to the electrical distribution network, which can substantially increase the required investment in larger solar projects.

Some of the most troublesome issues relating to the construction of large scale solar plants are the lengthy environmental impact assessment studies (which take three years or longer and are required by federal environmental protection laws), sophisticated application processing for land use permits, and different safety and security requirements for open public space, not to mention the current opposition to solar projects from activists concerned about the habitat loss.  All of these difficulties add up to tremendous investment, effort and long delays; often resulting in cancelled projects.

By comparison, the much smaller footprint of our planned grid-tied RPP systems would be a substantial departure from current large-scale solar power plants.  Our RPP systems won’t use public land; instead, we will partner with large commercial property owners to utilize free, and currently unutilized, roof space on commercial buildings.  By installing our RPP systems on existing private buildings, we believe we can avoid most environmental and regulatory issues.  We will also greatly reduce the need for expensive electrical transmission infrastructure, as the “host” building will already be connected to the local electric distribution grid.  We believe that property owners will be receptive to partnering with us to develop these systems.

We are currently planning a demonstration installation to act as a proof of concept.  Power generated by the demonstration installation will be sold to the local electric company for resale to end-users.  While the demonstration installation is designed as a much smaller installation, we believe commercialized systems will range from 0.5 to 2 megawatts (“MW”).  Where practical, multiple RPP systems can be tied together to deliver even larger quantities of electricity.

Our planned RPP systems are reliant on recent advances in solar technologies that have drastically increased efficiency as well as the reduced cost of PV panels due, in large part, to the proliferation of solar panel manufacturers.  Additionally, federal and state laws requiring electric providers to “purchase” power from grid-tied alternative energy systems provide standards for the sale of power generated by these systems.  We believe our Rooftop Solar Power Plants could avoid many of the roadblocks faced by traditional large-scale solar power plants.

As an established alternative energy system integrator we have the requisite technical background, experience, and other capabilities necessary to design and install RPP systems.

Competition and Market Overview

According to Solar Buzz.com, an online marketing service, the Global demand for solar power has sustained annual growth of more than 30% over the past twenty years.  However, according to the USEIA’s Renewable Energy Consumption and Electricity Preliminary 2010 Statistics Report, alternative energy still accounts for only a small percentage of electricity generation worldwide and less than 8% in the United States.  Further, according to BP plc.’s 2011 Statistical World Energy Review, the United States currently lags behind Germany, Spain, Japan and Italy in solar power installation.

The United States possesses some of the best solar resources in the world and yet, according to the same BP report, Germany has installed seven times as many solar energy systems as the United States.  As an emerging player in the solar power industry, China has grown from having a virtually non-existent alternative energy industry prior to 2005, to their current position as the world’s largest supplier of PV solar panels, according to a January 2010 New York Times article entitled “China Leading Global Race to Make Clean Energy.”

According to Solar Buzz, the global solar power market, as defined by solar power system installations, had an estimated $82 billion in total revenue in 2010. Further, the U.S. solar power installation market could reach 1.9GW of installed capacity during 2011, which would mean the market has doubled in size for the second consecutive year. Solar Buzz also reported that experts expect the US will continue to grow its share of the global solar market in 2011; some forecasts indicate the US will end the year as the third largest solar power market after Germany and Italy.  While, according to Solar Buzz, the US currently comprises approximately 5% of the global solar power market, it could increase to 15% by 2015.

The solar power industry is at an early stage of its growth and is highly fragmented with many smaller companies.  The prospect for long-term worldwide demand for solar power has attracted many new solar panel manufacturers, as well as a multitude of design/integration companies in our market segment, with no single competitor gaining market dominance.  We expect the manufacturing segment of the industry to consolidate as solar panel manufacturing capacity increases.  We also expect there to be consolidation in the design/integration segment of the industry based mostly on branding, development of new technology and business process improvements.  We believe our growth model will allow us the opportunity to be a leader in the consolidation of integration and installation companies.

As a retailer and installer of third party solar products we compete with a wide range of companies, from other specialized solar firms such as ours to sole proprietors installing solar solutions as a second job. We believe that our real world knowledge of the benefits and drawbacks of each solar product we offer allows us to provide and install a system designed to meet the specific needs of each customer, regardless of whether that customer is a homeowner installing a single solar attic fan or a major corporation upgrading facilities with the latest in solar power and water systems. In our experience, the knowledge of our sales and installation personnel regarding the products we sell and install, coupled with our attention to detail before, during, and after installation, allows us to retain customers and obtain referrals; even when we may not be able to meet the heavily discounted prices of some of our competitors.

Principal Suppliers

We currently purchase our inventory primarily from two manufacturers.  For the year ended December 31, 2010, these vendors accounted for approximately 90% of our total inventory purchases.  We are the preferred re-seller for Solatube, Inc. (“Solatube”), a worldwide leader in solar daylighting and solar attic fans, in Southeastern Louisiana.  We plan to expand our relationship with Solatube to include additional geographic areas as we continue to grow.

Solatube Premier Dealer Agreement

On January 1, 2011, the Company entered into a three-year non-exclusive dealer agreement with Solatube to distribute certain products for the following territories: The Parishes of Ascension, Assumption, East Baton Rouge, Iberville, Jefferson, Lafourche, Livingston, Orleans, Plaquemines, St. Bernard, St. Charles, St. James, St. John the Baptist, St. Tammany, Tangipahoa, Terrebonne, West Baton Rouge, within the State of Louisiana.  Under the terms of the dealer agreement, there are minimum purchase requirements of the following:

•	$216,675 from January 1, 2011 to December 31, 2011;

•	$270,843 from January 1, 2012 to December 31, 2012; and

•	$338,555 from January 1, 2013 to December 31, 2013.

The Company failed to meet its minimum purchase requirements under the Solatube dealer agreement for the year ended December 31, 2011.   Under the terms of the agreement, Solatube may, at its discretion, decrease the discount applied to the Company’s purchases or give the Company notice of default and eventually move to cancel the agreement. Per the Company’s recent communications with Solatube, there are no monetary penalties to the Company for failing to meet the minimum purchase requirement and Solatube has never canceled an agreement for failure to meet the minimum purchase requirement and has not indicated an intention to do so.

The Company anticipates that installations of Solatube products will increase as the Company’s markets mature, thereby ensuring that the Company satisfies the future requirements of the Solatube dealer agreement.

Chinese alternative energy companies have invested billions of dollars in research and development and manufacturing facilities over the past few years.  However, the market for alternative energy in China is not yet mature.  As a result, Chinese manufacturers are looking for business opportunities in the United States.  As an established alternative energy integration company we have a unique opportunity to act as the bridge between Chinese manufacturers and their North American end customers, while providing superior value-added services to these customers.  We intend to establish strategic partnerships with Chinese alternative energy manufacturers that will allow us to offer the latest cutting edge technologies to our customers.

Government Regulation

The market for alternative energy systems is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies adopted by electric utilities.  These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation.  For example, there currently exist metering caps in certain jurisdictions, which limit the aggregate amount of power that may be sold by alternative power generators into the electric grid.  These regulations and policies have been modified in the past and may be modified in the future in ways that could deter purchases of alternative energy systems and investment in the research and development of alternative energy technologies.  For example, without a mandated regulatory exception for alternative energy systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid.  Such fees could increase the cost to our customers of using alternative energy systems and make them less desirable, thereby harming our business, operating results and financial condition.  Changes in net metering policies could also deter the purchase and use of alternative energy systems.  In addition, electricity generated by alternative energy systems competes primarily with expensive peak hour electricity rates rather than with the less expensive average price of electricity.  Modifications to the peak hour pricing policies of utilities, such as to a flat rate, would require alternative energy systems to achieve lower prices in order to compete with the price of electricity.

Our solar attic fan sales and installation business is highly dependent on continued governmental incentives. In most cases the installation of a solar attic fan in our home territory of Southeast Louisiana is eligible for a 50% rebate on the cost of the system including installation from the State of Louisiana, as well as a 30% rebate from the federal government. While our solar daylight installations are not eligible for rebates at the same rate as the solar attic fans, there are programs available for homeowners and eligible small businesses to receive sizeable tax credits from increasing energy efficiency. Sales of our solar hot water and solar power systems are also highly reliant on then availability of incentives and we expect them to remain so until the installed cost of our systems is comparable with the cost of legacy power delivery .

Employees/Contractors

As of the date of this filing we have one full-time employee, our Chief Executive Officer and President, Mr. Brian Barrilleuax.  We also have one part-time employee, our Corporate Secretary, Mrs. Kellie Moss.  SNS, our wholly-owned subsidiary, has two full time employees and three part time independent contractors.  We intend to add staff as the Company initiates its growth strategy.  Any such additions will be made at the judgment of management to meet the Company’s then current needs.  We have no collective bargaining agreements with our employees.

DESCRIPTION OF PROPERTY

We currently lease office space as our corporate headquarters. This space is located at 1135 Hodges Street in Lake Charles, Louisiana 70601.  We pay $1,500 per month for use of this office space under a month-to-month lease.  Additionally, our Solar N Stuff subsidiary leases a storefront in Covington, Louisiana, to utilize as both a warehouse and showroom.  As of the date hereof, we have not sought to move or change either of our locations.  Additional space may be required as we expand our operations.  We do not foresee any significant difficulties in obtaining any required additional space.  We currently do not own any real property.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

There is presently no public market for our shares of common stock.  We anticipate engaging a market maker to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

(b) Holders

As of the date of this registration statement, there is one (1) holder of our common stock.

(c) Dividends

We have not declared or paid any dividends on our common stock and intend to retain any future earnings to fund the development and growth of our business.  Therefore, we do not anticipate paying dividends on our common stock for the foreseeable future.  There are no restrictions on our present ability to pay dividends to stockholders of our common stock, other than those prescribed by Wyoming law.

(d) Securities authorized for issuance under equity compensation plans

Not applicable.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.  With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Overview

Solar America Corp. was incorporated in the state of Wyoming on August 12, 2010, as Glacier Point Corp. (“GPC”). From the date of inception to December 5, 2010, GPC was a non-operating company with no shareholders. On December 5, 2010 our Chairman and CEO, Brian Barrilleaux, acquired GCP from the incorporator.  On December 6, 2010, Mr. Barrilleaux filed an amendment with the State of Wyoming to change the name of GPC to Solar America Corp. On December 16, 2010, the Company entered into an Agreement for Sale and Purchase of Business (the “Acquisition”) with the shareholder of Solar N’ Stuff, Inc. (“SNS”), a Corporation registered in the State of Louisiana, whereby the Company acquired 100% of the issued and outstanding shares of SNS in exchange for consideration in the aggregate of $100,000.  As a result of the Acquisition, the business of SNS, which is more fully described below, became our principal business. Prior to December 5, 2010, Mr. Barrilleaux had no connection to the Company or SNS.

SNS, our wholly owned subsidiary, is a Louisiana-based alternative energy solution integrator.  Since its incorporation in 2008, SNS has been a premier reseller of Solatube, Inc. products and services.  Subsequent to the acquisition of SNS in December 2010, SNS has continued to provide solar-daylighting and solar attic fans, while simultaneously expanding its product offerings to include solar hot water systems and solar power systems from suppliers other than Solatube.  SNS currently has two full time employees responsible for sales and back office support.  In addition, SNS has three part time independent contracted installers and a network of construction tradesmen for specialized installation assistance.

SNS leases a storefront in Covington, Louisiana to utilize as both a warehouse and a showroom.  SNS has installed demonstration systems in its showroom highlighting the products and services it offers to both residential and commercial customers.  A complete description of the product and service offerings by SAC and SNS can be found in the section titled “Principal Products and Services.”

Through SNS, we are focused on the continued deployment of residential, commercial and governmental alternative energy systems.  We offer alternative energy solutions for owners, builders and architecture firms that include designing, building, operating, monitoring and maintaining these systems.  Our current market focus is on residential consumers interested in retrofitting existing residences to reduce monthly energy expenditures as well as developers looking to incorporate these advanced technologies into new construction.  We provide our customers with a high quality, low cost and flexible alternative energy solution.

We will continue our development as an end-to-end alternative energy solution provider by providing an integrated package, which includes pre and post-sales support, customer technical support, system design and installation.  We believe the business model for SNS will become the basis for expansion of our offerings into additional geographic areas.  Once our product and service offerings are tested in our current market we anticipate an immediate expansion drive, both through organic growth and select acquisitions.

The alternative energy industry is highly competitive and always changing.  As the popularity of alternative energy solutions, including solar power, solar lighting and solar thermal systems continues to grow there is amazing growth potential; however, there are growing numbers of competitors offering similar products and services to those that we offer.  The barriers to entry into the market are generally low, and a determined competitor would be able to drive down the profit margin sufficiently to make it extremely difficult for us to be profitable.

To date, all of our revenues have been generated by our SNS subsidiary, primarily through the sale and installation of solar daylight and attic fan systems. The acquisition of SNS and our initial operations have been funded through a series of promissory notes (as described in the footnotes to the financial statements filed as part of this prospectus).  Accordingly, our independent registered public accountant has issued a comment regarding our ability to continue as a going concern.  Until such time that we are able to establish profits from our operations sufficient to sustain our operations, planned growth and marketing strategy, management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by SNS.

The Company has incurred a net operating loss for each period since the Company’s inception.  For the period from August 12, 2010 (Inception) to September 30, 2011, the Company had a net loss of $398,366.

Plan of Operation

We will need to raise additional capital to fully develop our business plan.  During the 12 months following the completion of this offering, we intend to implement our business development and marketing plan. We believe we must raise an additional $700,000 (this includes the anticipated $120,000 capital raise) to pay for expenses associated with our development over the next 12 months.  $200,000 will be used to finance anticipated activities during Phase One of our development plan as described below, and $500,000 will be used to finance anticipated activities during Phase Two of our development plan as described below.

PHASE ONE

	PROJECTED
	DATE OF	ESTIMATED
ANTICIPATED MILESTONES	COMPLETION	BUDGET $
	0-6 MONTHS
Purchase additional inventory		100,000

Initiate sales and marketing efforts		20,000

Hire sales representatives		30,000

Additional working capital		50,000

	TOTAL PHASE ONE	$200,000

PHASE TWO

	PROJECTED
	TIME TO	ESTIMATED
MILESTONES	COMPLETION	BUDGET $
	6-12 MONTHS
INVENTORY Purchase additional inventory		200,000

MARKETING & SALES Complete Sales Literature, Displays, Advertising		80,000

MANAGEMENT & ADMINISTRATION Consultants, Operational CFO, and Sales Employees		120,000

ADDITIONAL WORKING CAPITAL		100,000

	TOTAL PHASE TWO	$500,000

	TOTAL PHASE ONE & TWO	$700,000	*

* This includes the anticipated $120,000 capital raise undertaken by this offering.

Many of the developments enumerated in Phase 2 are dependent on the completion of objectives in Phase 1 and both phases are dependent on us securing additional financing even if we are able to sell all of the securities offered by this prospectus.  There can be no assurance that we will be able to sell any of the securities offered by this prospectus or secure additional financing.  If we are able to raise some, but not all funds required to undertake the developments in Phase 1 and Phase 2, our management will re-examine our proposed business activities to use our resources most efficiently. In this event, our focus will likely be on spending available funds on assuring that we retain our reporting status with the SEC and developing our product designs to attract investors.

If we are unable to raise additional funds we will not be able to complete any of the milestones in either Phase 1 or Phase 2.  Due to the fact that many of the milestones are dependent on each other, if we do not raise any additional capital we will not be able to implement any facets of our business plan.

We intend to pursue capital through public or private financing as well as borrowings and other sources in order to finance our businesses activities.  We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered. To date, no steps have been taken to identify such sources of additional financing.

Results of Operations

Prior to the acquisition of SNS we had minimal operations.  Accordingly, the results of operations included in our financial statements attached hereto for the year ended December 31, 2009, and for the period from January 1, 2010 to December 15, 2010 represent solely the operations of SNS, the predecessor entity.  The consolidated results of operations for the period from December 16, 2010 to December 31, 2010, and for the period from January 1, 2011 to September 30, 2011, represent the combined results of operations subsequent to the SNS acquisition, as successor.

Due to the inherent differential in operating costs between a Company preparing to file a Registration Statement and a privately held Company, management does not believe the results of operations of the predecessor are directly comparable to the successor; therefore successor and predecessor results of operations are presented separately.

For the Nine Months ended September 30, 2011 - Successor

For the nine months ended September 30, 2011, we realized gross revenue of $154,509 and gross profit of $57,046.  Our operating expenses were $385,969, consisting primarily of selling, general and administrative expenses of $376,292, of which $138,440 was for payroll expenses, $91,850 for legal and accounting fees and $35,949 for advertising expenses.  We incurred interest expense of $25,263 and had a net loss of $351,466.

For the Nine Months ended September 31, 2010 - Predecessor

For the nine months ended September 30, 2010, the predecessor entity realized gross revenue of $309,215 and gross profit of $83,878.  Predecessor entity operating expenses were $170,172, consisting primarily of selling, general and administrative expenses of $160,418.  The predecessor entity had a net loss of $86,422.

Comparison of results for the Nine Months ended September 30, 2011 and 2010

While not directly comparable, the successor results for the nine months ended September 30, 2011 show a significant decline in revenues of approximately 50% from the predecessor results for the nine months ended September 30, 2010.  The decline is directly attributable to the Company’s increased focus on higher-revenue, more profitable solar heat and power sales and installations.  The sales lead times for solar heat and power installations is significantly greater than that for solar daylight and attic fan systems, the primary focus of the predecessor company.

The successor operating expenses for the nine months ended September 30, 2011 increased approximately 125% over those of the predecessor for the nine months ended September 30, 2010.  The increase in operating expenses is primarily attributable to expenses incurred in the takeover of the SNS operations.  For example, the successor spent approximately $70,000 in accounting fees in order to bring the predecessor financial statements into compliance with GAAP and $20,000 in consulting fees to the former general manager of the predecessor for services related to the handover of managerial control. Additionally, the successor incurred additional payroll expense of approximately $70,000 related its officer’s salaries.

For the period from August 12, 2010 (date of inception) to December 31, 2010 - Successor

For the period from August 12, 2010 (date of inception) to December 31, 2010, we realized gross revenue of $47,392 and gross profit of $18,890.  Our operating expenses were $68,903, consisting primarily of selling, general and administrative expenses of $67,851.  We had a net loss of $46,900.

For the period from January 1, 2010 to December 15, 2010 - Predecessor

For the period from January 1, 2010 to December 15, 2010, the predecessor entity realized gross revenue of $376,214 and gross profit of $112,865.  Predecessor entity operating expenses were $218,909, consisting primarily of selling, general and administrative expenses of $207,366, of which $85,664 was for compensation to the former owner and $29,688 for payroll expense.  The predecessor entity had interest expense of $374 and had a net loss of $106,418.

For the year ended December 31, 2009 - Predecessor

For the year ended December 31, 2009,the predecessor entity realized gross revenue of $294,595 and gross profit of $135,150.  Predecessor entity operating expenses were $186,436 consisting primarily of selling, general and administrative expenses of $179,989.  The predecessor entity had interest expense of $495 and had a net loss of $51,781.

As of September 30, 2011 and December 31, 2010, the Company had a loss per share of $0.01 and $0.03, respectively.

Liquidity and Capital Resources

As of September 30, 2011

As of September 30, 2011, the Company had current assets of $74,842, comprised of cash of $21,466, inventory valued at $27,696, prepaid expenses of $20,500 and other assets of $5,180 and current liabilities of $550,704, comprised of outstanding notes payable of $480,000, accrued interest payable of $25,263 and accounts payable and accrued liabilities of $45,441. The outstanding notes payable of $480,000 are unsecured and due interest at 10% per annum (a more complete description of the Company’s debt obligations can be found in Note 4 of the financial statements filed herewith).

As of December 31, 2010

As of December 31, 2010, the Company had current assets of $102,285, comprised of cash of $55,852, inventory valued at $13,842 and other assets of $32,591 and current liabilities of $227,820, comprised of an outstanding note payable of $200,000, and accounts payable and accrued liabilities of $27,820.  The outstanding Note Payable was unsecured and due interest at 10% per annum (a more complete description of the Company’s debt obligations can be found in Note 4 of the financial statements filed herewith).

On December 6, 2010 we authorized the issuance of 10,000,000 (adjusted to reflect the Company’s 10-for-1 forward split, effectuated on April 26, 2011) shares of its common stock, par value $0.001 per share, to Salty Pepper Corp, a company owned by our Chairman and President, Brian Barrilleaux, as payment for services rendered.

Premier Dealer Agreement

On January 1, 2011, the Company entered into a three-year non-exclusive dealer agreement with Solatube to distribute certain products for the following territories: The Parishes of Ascension, Assumption, East Baton Rouge, Iberville, Jefferson, Lafourche, Livingston, Orleans, Plaquemines, St. Bernard, St. Charles, St. James, St John the Baptist, St. Tammany, Tangipahoa, Terrebonne, West Baton Rouge, within the State of Louisiana.  Under the terms of the dealer agreement, there are minimum purchase requirements of the following:

•	$216,675 from January 1, 2011 to December 31, 2011;

•	$270,843 from January 1, 2012 to December 31, 2012; and

•	$338,555 from January 1, 2013 to December 31, 2013.

Per the Company’s communications with Solatube, there are no monetary penalties to the Company for failing to meet the minimum purchase requirement.  However, Solatube may, at its discretion, decrease the discount applied to the Company’s purchases.

The Company anticipates that installations of Solatube products will increase as the Company’s markets mature, thereby ensuring that the Company satisfies the requirements of the Solatube dealer agreement.

Cash flows from Operating Activities

During the nine months ended September 30, 2011, the Company used cash flow of $308,567 for operating activities as compared to $89,393 during the period from August 12, 2010 (date of inception) to December 31, 2010.  The use of cash for operating activities is attributed to the fact that the Company incurred operating expenditures relating to the expansion of its product and service offerings.

Cash flows from Financing Activities

During the nine months ended September 30, 2011, the Company received $280,000 of cash flows from the issuance of notes payable and advances from non-related parties as compared to the period from August12, 2010 (date of inception) to December31, 2010, where the Company received $200,000 of cash flows from the issuance of notes payable.

As of September 30, 2011 and December 31, 2010, respectively, the Company’s auditors issued a going concern opinion as the Company has not earned sufficient revenues from its operations to break even, has a working capital deficit, and an accumulated deficit of $398,366 since inception.

The Company will require additional financing to continue operations, either from existing shareholders or new shareholders through equity financing.  These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

If 100% of the offered shares are sold we would receive the maximum proceeds of $84,000, after deducting the projected offering expenses.  If the maximum amount of funds is raised, we intend to continue to implement our solar energy business plan in our current markets as well as investigate additional markets across the United States.  We believe that research and development will play a key role in growing our business to new areas.  We estimate that we would spend up to $64,000 on this aspect of our business development (new website design, research and development and marketing), provided the maximum number of shares is sold.  If 75% of the offered shares were sold we would receive $54,000 after deducting offering expenses.  We would still focus on continuing to expand our business development, research and development efforts, and marketing of our products and services; however we estimate that we would allocate up to $34,000 on this aspect of our business plan in this instance.  If 50% of the offered shares were sold we would receive $24,000 after expenses.  In this instance, we would only be able to allocate $14,000 of our offering proceeds towards business development.  If we sell 30% or less of our shares under the offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of current cash, additional financing and/or our existing revenues.  In this instance, we will continue our current operations and likely have to seek out additional capital from alternate sources to execute our business plan.  To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.  If such funds are not available, our business would likely fail and any investment would be lost.

At September 30, 2011, we had cash on hand of $21,466.  We anticipate that our maximum expenses over the next 12 months following the effectiveness of this offering will be approximately $700,000, accounting for the full implementation of our business plan, including our anticipated general expenses and salaries, reporting company expenses, and expansion both products and geographic markets.  We believe our existing funding sources will continue to provide sufficient capital to fully execute our business plan.  At a minimum we will require approximately $81,000 of additional funding to execute our plan of operation for the 12 months following the effectiveness of this offering.  The minimum amount anticipated takes into account our current cash, our estimated costs related to this offering, and costs associated with being a publicly reporting company

Our estimated costs take into account total offering expenses (incurred and non-incurred) of $36,000 for audit fees, legal fees and other expenses to be repaid to the Company from the proceeds raised under this offering.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.  If we are unable to raise sufficient capital, we will not be able to execute our entire growth strategy, thus we will restructure our business development to account for lower funding levels.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis.  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements.  A complete summary of these policies is included in Note 1 of our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our current officers and directors.  Our Board of Directors appoints our executive officers.  Our directors will serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors.

Name	Age	Positions

Brian D Barrilleaux	32	Chief Executive Officer, President, Chairman

Kellie A Moss	36	Secretary, Director

Brian D Barrilleaux, age 32, Chief Executive Officer, President, Chairman

Mr. Brian Barrilleaux is currently the Company’s Chief Executive Officer, President and Chairman of the Board of Directors.  He has held these positions since December 6, 2010.  Prior to joining the Company, from January 2005 to December 2010, Mr. Barrilleaux worked for Dunham Price LLC in Lake Charles, Louisiana, a provider of various concrete products, including ready mixed concrete, concrete piling, concrete pipe, and aggregate, where he held numerous positions, including Quality Control Manager, Dispatch Manager, and Assistant Sales Manager.  In 2004, Mr. Barrilleaux received a bachelor degree in Business Administration and Marketing from McNeese State University in Lake Charles, Louisiana.

The Company believes that Mr. Barrilleaux’s management experience, specifically his day-to-day management as President of our SNS subsidiary since December 6, 2010, make him an extremely valuable member of our Board of Directors.

Kellie A Moss, age 36, Secretary, Director

Ms. Moss is currently the Company’s Corporate Secretary and serves as a member of the Board of Directors.  She has held such positions since December 6, 2010.  In January 2006, Ms. Moss formed Moss Consulting Services (“Moss Consulting”), a sole proprietorship based in Lake Charles, Louisiana focused on business process consulting.  Mrs. Moss remains the owner of Moss Consulting and dedicates approximately 20 hours per week to its operation.  Prior to forming Moss Consulting, Ms. Moss served as the office manager for the Austin Law Firm, based in Lake Charles, Louisiana, where here responsibilities included bookkeeping, client correspondence, and managing interaction with courthouse staff and opposing counsel.  She held such position from 1992 to 2006.

The Company believes that Mrs. Moss’s business experience, specifically her expertise in business processes and working knowledge of Louisiana business law, make her an extremely valuable member of our Board of Directors.

Board Committees

The Company does not currently have a designated audit, nominating or compensation committee.  The Company currently has no plans to form these separately designated board committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board of directors.

There are no agreements or understandings for any director or officer to resign at the request of another person and none of the directors or officers is acting on behalf of or will act at the direction of any other person.  The activities of each director and officer are material to the operation of the Company.  No other person’s activities are material to the operation of the Company.

EXECUTIVE COMPENSATION

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our officers and sole director for the fiscal year ended December 31, 2011 and 2010. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	All other Compensation ($)	Total ($)

Brian Barrilleaux (1)	Chief Executive Officer, President, Chairman	2011	72,000	-0-	-0-		-0-	-0-	72,000
		2010	-0-	-0-	$10,000	(2)	-0-	-0-	$10,000

Kellie A. Moss (3)	Secretary, Director	2011	12,000	-0-	-0-		-0-	-0-	12,000
		2010	-0-	-0-	-0-		-0-	-0-	-0 -

(1)
On February 1, 2012, the Company entered into an at-will employment agreement with Mr. Barrilleaux.  Under the terms of the agreement, the Company has agreed to pay Mr. Barrilleaux a salary of $6,000 per month for his services as the Company’s Chief Executive Officer. The agreement is effective retroactively as of January 1, 2011, the first day of Mr. Barrilleaux’s employment with the Company.

(2)
On December 6, 2010 the Company authorized the issuance of 10,000,000 (adjusted to reflect the Company’s 10-for-1 forward split, effectuated on April 26, 2011) shares of its common stock, par value $0.001 per share, to Salty Pepper Corp., a company beneficially owned by our Chairman and President, Brian Barrilleaux, in payment for services rendered during the formation of the Company.  These services included work product related to the Company’s formation and acquisition targets, as well as the research and drafting of the Company’s business plan.

On the date of issuance, the Company determined the fair value of the shares issued to be $10,000, based solely upon the par value of the Company’s common stock.

(3)
On February 1, 2012, the Company entered into an at-will employment agreement with Ms. Moss.  Under the terms of the agreement, the Company has agreed to pay Ms. Moss a salary of $1,000 per month for her services as the Company’s Corporate Secretary. The agreement is retroactively effective as of January 1, 2011, the first day of Ms. Moss’s employment with the Company.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees.

Outstanding Equity Awards since Inception:

We have no Outstanding Equity Awards.

Long-Term Incentive Plans

We have no Long-Term Incentive Plans.

Director Compensation

None.

Code of Ethics

The Company has adopted a Code of Ethics applicable to its directors and officers (including its principal executive officer and principal financial officer).  The Company’s Code of Ethics is filed as an exhibit to this registration statement on Form S-1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at February 6, 2012, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.  As of February 6, 2012, we had 10,000,000 shares of common stock issued and outstanding.

Title	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Common Stock (1)

Chief Executive Officer, President, Chairman	Brian D Barrilleuax 1135 Hodges Street Lake Charles, LA 70601	10,000,000	(2)	100%

Secretary, Director	Kellie A Moss 1135 Hodges Street Lake Charles, LA 70601	-		-

	All Officers and Directors as a Group (2 persons)	10,000,000		100%

	Total	10,000,000		100%

(1)
Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	These shares are held in the name of Salty Pepper Corp., a Louisiana corporation. Brian Barrilleaux, the Company’s Chairman and President, is the sole beneficial owner.

We are not aware of any arrangements that could result in a change of control.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)	Any of our director(s) or executive officer(s);

(B)	Any nominee for election as one of our directors;

(C)	Any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)	Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

Involvement in Certain Legal Proceedings

During the past ten years, none of the following occurred with respect to the directors and officers of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Wyoming law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	For any breach of the director’s duty of loyalty to the Company or its stockholders;

•	For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	Under the Wyoming Business Corporation Act for the unlawful payment of dividends; or

•	For any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Wyoming law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above.  The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

SOLAR AMERICA CORP

AUDITED FINANCIAL STATEMENTS

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets as of December 31, 2010 (Successor); and as of December 31, 2009 (Predecessor)	F-2

Consolidated Statements of Operations
for the period from August 12, 2010 (Inception) to December 31, 2010 (Successor); and
for the period from January 1, 2010 to December 15, 2010 (Predecessor); and
for the year ended December 31, 2009 (Predecessor)
F-3

Consolidated Statements of Changes in Stockholders’ Deficit
for the year ended December 31, 2008 (Predecessor) ; and
for the year ended December 31, 2009 (Predecessor) ; and
for the period from January 1, 2010 to December 15, 2010 (Predecessor); and
for the period from August 12, 2010 (Inception) to December 31, 2010 (Successor)
F-4

Consolidated Statements of Cash Flows
for the period from August 12, 2010 (Inception) to December 31, 2010 (Successor); and
for the period from January 1, 2010 to December 15, 2010 (Predecessor); and
for the year ended December 31, 2009 (Predecessor)
F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-6

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Solar America Corporation

We have audited the accompanying consolidated balance sheet of Solar America Corporation and its subsidiary (Successor Company) as of December 31, 2010, and the related consolidated statement of operations, stockholders' equity (deficit), and cash flows for the period from August 12, 2010 to December 31, 2010 (Successor Period). We have also audited the balance sheet of Solar N Stuff, Inc. (Predecessor) as of December 31, 2009 and the related statements of operations, stockholders ‘equity (deficit) and cash flows for the period from January 1, 2010 to December 15, 2010 and as of December 31, 2009 (Predecessor Periods).  These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned Successor Company consolidated financial statements present fairly, in all material respects, the financial position of Solar America Corporation and its subsidiary as of December 31, 2010 and the results of their operations and their cash flows for the Successor Period, in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the aforementioned Predecessor financial statements present fairly, in all material respects, the financial position of Solar N Stuff, Inc. as of December 31,2009 and the result of operations and cash flows of Solar N Stuff, Inc. for the Predecessor periods, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Solar America Corporation will continue as a going concern. As described in Note 2 of the financial statements, Solar America Corporation had incurred a substantial loss and negative cash flows from operations as of December 31, 2010. These matters raise substantial doubt about Solar America Corporation’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McConnell & Jones, LLP

Houston, Texas
June 22, 2011

SOLAR AMERICA CORP.
CONSOLIDATED BALANCE SHEETS

	Successor Company December 31, 2010	Predecessor Company December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$55,852	$3,342
Accounts receivable	23,376	3,112
Inventory	13,842	22,123
Prepaid expenses	9,215	-
Total current assets	102,285	28,577

Goodwill	62,193	-
Fixed assets, net of accumulated depreciation of $19,524 and $6,929, respectively	26,442	36,707
Refundable deposits	-	1,500
Total assets	$190,920	$66,784

LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$27,820	$33,482
Notes payable	200,000	-
Total current liabilities	227,820	33,482
Total liabilities	227,820	33,482

Stockholders' equity (deficit):

COMITMENTS AND CONTINGENCIES (See Note 8)	-	-

Preferred stock, ($0.001 par value), 10,000,000 shares authorized and -0-issued and outstanding (successor); -0- shares authorized (predecessor)	-	-
Common stock, ($0.001 par value), 200,000,000 shares authorized and 10,000,000 shares issued and outstanding (successor); 100 shares authorized and outstanding (predecessor)	10,000	100
Additional paid-in capital	-	103,354
Accumulated deficit	(46,900)	(70,152)
Total stockholders' equity (deficit)	(36,900)	33,302
Total liabilities and stockholders' equity (deficit)	$190,920	$66,784

The accompanying notes are an integral part of these consolidated financial statements

SOLAR AMERICA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor	Predecessor	Predecessor
	Company	Company	Company
	Period since inception ,August 12, 2010 to December 31, 2010	For the period from January 1, 2010 to December 15, 2010	For the year Ended December 31, 2009
Revenues:
Product revenue	$45,417	$319,561	$241,961
Service revenue	1,975	56,653	52,634
Total revenues	47,392	376,214	294,595

Cost of Sales (exclusive of depreciation shown separately below):
Cost of sales, product	27,127	194,860	119,763
Cost of sales, services	1,375	68,489	39,682
Total Cost of Sales	28,502	263,349	159,445

Gross profit	18,890	112,865	135,150

Operating expenses:
Selling, general and administrative	67,851	207,366	179,989
Depreciation	1,052	11,543	6,447

Total operating expenses	68,903	218,909	186,436

Operating loss	(50,013)	(106,044)	(51,286)

Other income (expense):
Other income	3,013	-	-
Interest income	100	-	-
Interest expense	-	(374)	(495)

Total other income (expense)	3,113	(374)	(495)

Loss from continuing operations	$(46,900)	$(106,418)	$(51,781)
Income tax provision	-	-	-
Net loss	$(46,900)	$(106,418)	$(51,781)

Basic and diluted loss per share	$(0.03)	$(1,064.18)	$(517.81)
Weighted average common shares outstanding	1,798,561	100	100

The accompanying notes are an integral part of these consolidated financial statements

SOLAR AMERICA CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Preferred Shares	Common Shares	Par Amount ($0.001) (b)	Additional Paid-In Capital	Accumulated Deficit	Total
Balance at December 31, 2008
(Predecessor)	-	100	$-	$37.398	$(18,371)	$19,027
Contribution to capital		-	-	66,056		66,056
Net loss	-	-	-		(51,781)	(51,781)
Balance at December 31, 2009 (Predecessor)		100	-	103,454	(70,152)	33,302
Contribution to capital	-	-	-	66,103	-	66,103
Net loss	-	-	-	-	(106,418)	(103,508)
Balance at December 15, 2010 (Predecessor)	-	100	$-	$169,557	$(176,570)	$(7,013)

Balance at August 12, 2010 (Inception) (Successor)	-	-	$-	$-	$-	$-
Shares issued for service	-	10,000,000	10,000	-	-	10,000
Net loss (a)	-	-	-	-	(46,900)	(46,900)
Balance at December 31, 2010 (Successor)	-	10,000,000	$10,000	$-	$(46,900)	$(36,900)

(a)
Contains the operating results of Solar N Stuff, Inc. (Predecessor), since the acquisition date on December 16, 2010 to December 31, 2010, plus the operating results of Solar America (Successor), from August 12, 2010, its inception date, to December 31, 2010.

(b)
On April 12, 2011, Solar America (Successor) amended its articles of incorporation to reflect a change in authorized capital.  The aggregate number of shares of all classes of stock which the Company has the authority to issue is 210,000,000 shares consisting of 10,000,000 shares of Preferred stock at $0.001 par value and 200,000,000 shares of common stock at $0.001 par value.  On April 4, 2011, Solar America (Successor) approved a forward 10:1 stock split.  This capital structure has been retroactively recast to present the current capital structure of the Company.

The accompanying notes are an integral part of these consolidated financial statements

SOLAR AMERICA CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor	Predecessor
	Company	Company	Company
	Period since inception, August 12, 2010 to December 31, 2010	For the period from January 1, 2010 to December 15, 2010	For the year ended December 31, 2009

Cash flows from operating activities:

Net loss	$(46,900)	$(106,418)	$(51,781)
Adjustments to reconcile net income to net cash used in operating activities:
Shares issued for services	10,000	-	-
Depreciation	1,052	11,543	6,447
Other non-cash income	3,013	-	-
Changes in assets and liabilities:
Accounts receivable	(20,200)	(64)	(1,694)
Prepaid expenses	(9,215)	1500	(1,500)
Inventory	8,526	7,750	(7,787)
Accounts payable and accrued liabilities	(35,669)	18,999	26,456
Net cash used in operating activities	$(89,393)	$(66,690)	$(29,859)
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	(54,755)	-	-
Purchases of equipment	-	(2,330)	(33,112)
Net cash used in investing activities	$(54,755)	$(2,330)	$(33,112)
Cash flows from financing activities:
Cash proceeds from borrowings on notes payable	200,000	-	-
Cash proceeds from third party advances	11,000	-	-
Repayments of third party advances	(11,000)	-	-
Owner contributions of capital		66,103	66,056
Net cash provided by financing activities	$200,000	$66,103	$66,056
Change in cash and equivalents	55,852	(2,917)	3,085
Cash and cash equivalents, beginning of period	-	3,342	257
Cash and cash equivalents, end of period	55,852	$425	3,342

The accompanying notes are an integral part of these consolidated financial statements.

SOLAR AMERICA CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1:  Nature of Business and Summary of Significant Accounting Policies

Nature of Business and Basis of Presentation

On August 12, 2010, Solar America Corp., a Wyoming corporation (“Solar America” or the “Company”) was formed with the intent to acquire businesses operating in the alternative energy industry sector.  On December 16, 2010, Solar America acquired 100% of the outstanding common stock of Solar N Stuff, Inc. a Louisiana corporation founded in 2008 (“Solar n Stuff”), in exchange for $100,000, resulting in Solar n Stuff becoming a wholly owned subsidiary of Solar America.  Solar n Stuff’s results of operations are consolidated with Solar America and presented from December 16, 2010 through December 31, 2010.  Solar n Stuff provides homeowners and businesses with clean and efficient solar energy products, such as Solar Hot Water Heating, Photovoltaic Solar Electric Systems, Solatube Daylighting, Solar Swimming Pool Heating and DC Pool pumps, and Solar Attic Ventilation through its distribution arrangement with Solatube International, Inc. (“Solatube”).

Solar America (Successor) has presented its financial statements with operating results of Solar America since its inception on August 12, 2010, plus the operating results of Solar n Stuff from December 16, 2010 (acquisition date by Solar America).  The predecessor company’s financial statements are presented and contain the operating results of Solar n Stuff from January 1, 2010 to December 15, 2010. The term “Predecessor” is defined as a person with the major portion of the business and assets of which another person acquired in a single succession, or in a series of related successions in each of which the acquiring person acquired the major portion of the business and assets of the acquired person.

Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements at December 31, 2010 include the accounts of Solar n Stuff, a wholly-owned subsidiary for the period from the acquisition date of December 16, 2010 to December 31, 2010 and Solar America’s results from August 12, 2010, its inception, to December 31, 2010.

All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ materially from those estimates.

Cash and Equivalents

Solar America considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents.  Cash and equivalents consist of cash on deposit with domestic banks and, at year-end all the funds were within the federally insured limits.

Accounts Receivable

Solar America provides an allowance for doubtful accounts on trade receivables based on historical collection experience and a specific review of each customer’s trade receivable balance.  When specific accounts are determined to be uncollectable, they are expensed to bad debt expense in that period.  At December 31, 2010 and 2009, Solar America and the predecessor Solar n Stuff, estimated its allowance for doubtful accounts to be $0 and $0, respectively.

Inventory

Inventory is stated at lower of cost (first-in, first out) or net realizable value.  Inventory consists of Solatube products that are being marketed to customers.  Amounts at December 31, 2010 (Successor) and 2009 (Predecessor) were $13,842 and $22,123, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation.  Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets.  Leasehold improvements are amortized over the shorter of the assets' useful lives or lease terms. The Company does not allocate depreciation to cost of goods sold as the Company does not engage in manufacturing activities.

Asset Description	Useful Lives

Equipment	3-7 years

Computers and electronic	3 years

Furniture and fixtures	3-7 years

Goodwill

Goodwill represents the excess of cost over the net tangible assets and identifiable intangible assets of acquired businesses.  The Company’s goodwill results from the acquisition of Solar n Stuff.  In order to determine the fair value of goodwill on the Solar n Stuff acquisition, the Company allocated the purchase price to the fair value of all Solar n Stuff’s assets and liabilities.  The Company estimated the fair value of the assets and liabilities to approximate book value.  The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the fair value of goodwill.  As a result, the Company recorded goodwill in the amount of $62,193 at December 16, 2010, as a non-current asset.

In accordance with guidance of the FASB ASC Topic no. 350-10, Goodwill and Other, the Company tests goodwill for impairment at least annually, or at any time when impairment indicators exist, by comparing the fair value of the reporting unit, generally based on discounted future cash flows, with its carrying amount including goodwill.  Examples of such indicators, which would cause the Company to test goodwill for impairment between annual tests, include a significant change in the business climate, significant unexpected competition, significant deterioration in market share, and/or a loss of key personnel.  If goodwill is determined to be impaired, the loss is measured by the excess of the carrying amount of the reporting unit over its fair value.

Revenue Recognition

The Company evaluates its revenue recognition in accordance with FASB ASC Topic No. 605-25, Multiple Element Arrangements. Revenue consists of solar energy installation service fees and sales of renewable and sustainable energy products each of which is priced separately in the contracts and are considered separate units of accounting based on the criteria in paragraph 55 of the ASC topic No. 605: (1) the customer arrangements have multiple deliverables – the renewable and sustainable energy projects and the installation services; (2) the delivered items have value to the customer on a stand-alone basis; (3) the delivery and the performance of the products and services are substantially within the control of the vendor.  The Company enters into short-term negotiated fixed and variable fee arrangements with residential third parties.  As a result, the Company recognizes revenue from our contracts when the products are delivered and when the services are performed, which is generally at the same time. Our installations are with residential customers and are short-term in nature based on the size of the solar energy system installation project. The Company determines its amounts allocable to each delivered unit in accordance with its best estimate of selling price. The Company takes into account the price at which the vendor would transact the deliverable on a standalone basis, its internal costs plus any margin. The Company also takes into account market conditions and competitors pricing when determining how to price each of its products and services.

Income Taxes

Solar America accounts for income taxes under the provisions of FASB ASC Topic No. 740 (formerly SFAS No. 109, Accounting for Income Taxes), which provides for an asset and liability approach in accounting for income taxes.  Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributable to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

In recording deferred income tax assets, Solar America considers whether it is more likely than not that some portion or all of the deferred income tax assets will be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those deferred income tax assets would be realizable.  The Company considers the scheduled reversal of deferred income tax liabilities and projected future taxable income for this determination.  The Company established a full valuation allowance and reduced its net deferred tax asset, principally related to the Company’s net operating loss carryovers, to zero as of December 31, 2010 (Successor) and 2009 (Predecessor).  The Company will continue to assess the valuation allowance against deferred income tax assets considering all available information obtained in future reporting periods.  If the Company achieves profitable operations in the future, it may reverse a portion of the valuation allowance in an amount at least sufficient to eliminate any tax provision in that period.  As a result of the acquisition of Solar n Stuff, the use of the NOL is limited under Section 382 of the IRS Rules and Regulations.

Fair value of financial instruments

The carrying value of cash and cash equivalents, accounts payable and accrued expenses and other liabilities approximates fair value due to the short-term maturity of these instruments.  The carrying value of the notes payable are believed to approximate their fair value as of December 31, 2010, based upon the relatively short period these instruments have been outstanding.

Recent Accounting Pronouncements

In December 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-28—Intangibles-Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.  This Accounting Standards Update affects all entities that have recognized goodwill and have one or more reporting units whose carrying amount for purposes of performing Step 1 of the goodwill impairment test is zero or negative.  The adoption of ASU No. 2010-28 will not have material impact on our consolidated financial statements.

In December 2010, the FASB issued Accounting Standards Update No. 2010-29—Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations.  This ASU addresses the diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations.  The amendments in this update affect any public entity that enters into business combinations that are material on an individual or aggregate basis.  The adoption of ASU No. 2010-29 will not have a material impact on our consolidated financial statements.

In January 2011, the FASB issued Accounting Standards Update No. 2011-01—Receivables (Topic 310): Deferral of the Effective Date of Disclosures about Troubled Debt Restructuring in Update No. 2010-20.  The amendments in this update apple to all public entity creditors that modify financing receivables within the scope of the disclosure requirements about troubled debt restructurings in Update 2010-20.  The adoption of ASU No. 2011-01 will not have  a material impact on our financial statements.

Note 2: Going Concern

At December 31, 2010, the Company had net losses of $46,900 and working capital deficit of $125,535.  The Company believes that its existing capital resources may not be adequate to enable it to execute its business plan.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.  The Company estimates that it will require additional cash resources during 2011 based on its current operating plan and condition. The Company expects cash flows from operating activities to improve, primarily as a result of an increase in revenue and reduction of costs, although there can be no assurance thereof.  The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.  If we fail to generate positive cash flow or obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans.

Note 3: Business Combinations

Solar America Corp. was incorporated in the state of Wyoming on August 12, 2010, as Glacier Point Corp. (“GPC”). From the date of inception to December 5, 2010, GPC was a non-operating company with no shareholders. On December 5, 2010 the Company’s Chairman and CEO, Brian Barrilleaux, acquired GCP from the incorporator for aggregate consideration of $1,000.  On December 6, 2010, Mr. Barrilleaux filed an amendment with the State of Wyoming to change the name of GPC to Solar America Corp.

Acquisition of Solar n Stuff by Solar America Corp. on December 16, 2010

On December 16, 2010, Solar America acquired Solar n Stuff, a Louisiana corporation founded in October 2008.  The acquisition of Solar n Stuff was accounted for in accordance with the provision of FASB Accounting Standard Codification 805 (“ASC805”), Business Combinations, as Solar America acquired 100% of the outstanding common stock along with substantially all of the assets, debts, business name, goodwill, and other tangible assets of Solar n Stuff.  Solar n Stuff’s results of operations and cash flows are included in the accompanying consolidated financial statements from the date of acquisition through December 31, 2010.

On December 16, 2010, Solar America paid the seller $55,179 in cash and invested $44,821 into Solar n Stuff for payment of liabilities resulting in a total purchase price of $100,000.  The purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values with the excess being recorded in goodwill.

In addition, on December 16, 2010, Solar America entered into a consulting agreement with Michael Hopman, former General Manager of Solar n Stuff, to provide transition consulting services for 60 days from the purchase date for a monthly fee of $10,000 per month.  Also, as part of the agreement, Mr. Hopman agreed not to utilize information acquired as a result of the consulting services to directly or indirectly compete or engage in any competitive business in the Greater New Orleans region or solicit customers or consultants of the Company for a period of 24 months subsequent to the end of the consulting term.  The fees paid in connection with this consulting agreement was expensed as consulting fees and were not considered to be part of the purchase price.

The following table summarizes the estimated preliminary fair values of the assets acquired and liabilities assumed at the date of acquisition:

Amount
Cash	$45,246
Accounts receivable	3,176
Property, plant and equipment	27,494
Inventory	14,373
Goodwill	62,193
Total assets acquired	152,482

Accounts payable assumed	52,482
Net assets acquired	$100,000

The allocation of the purchase price was based on preliminary estimates and is provisional.  Estimates and assumptions are subject to change upon the receipt of management’s review of the final amounts and final tax returns.  This final evaluation of net assets acquired is expected to be completed as soon as a final accounting is performed but no later than one year from the acquisition date.  Any future changes in the value of the net assets acquired will be offset by a corresponding change in goodwill.

The following unaudited pro-forma combined condensed financial statements are based on the unaudited historical financial statements of Solar n Stuff and Solar America after giving effect to the acquisition of Solar n Stuff.  The unaudited pro-forma condensed combined statements of operations for the period ended December 31, 2010 and 2009 are presented as if the acquisition had taken place on the first day of each period, by combining the unaudited historical results of Solar America since its inception on August 12, 2010 and Solar n Stuff for the periods indicated.

The unaudited condensed combined pro-forma results were as follows:

Solar America Corp.
Unaudited Condensed Combined Pro-forma Statements of Operations

	For the Period Ended December 31, 2010
	Historical Solar America Since Inception (August 12, 2010 to December 31, 2010)		Historical Solar n Stuff, Inc. for the period from January 1, 2010 to December 15, 2010	Pro-forma Adjustments	Pro-forma Condensed Combined
Revenues		$47,392	$376,214	$-	$423,606
Cost of sales		28,502	263,349	-	291,851
Gross profit (loss)		18,890	112,865	-	131,755
Operating expenses		(68,903)	(218,909)	-	(287,812)
Other income (expense)		3,113	(374)	-	2,739
Net loss		$(46,900)	$(106,418)	$-	$(153,318)

Net loss per share - basic and diluted	$	(0.03)			$(0.85)
Weighted average shares outstanding -basic and diluted		1,798,561			1,798,561

An unaudited condensed combined pro-forma statement of operations for December 31, 2009 is not presented as Solar America (Successor) was not incorporated at December 31, 2009.

Note 4: Notes Payable

On December 31, 2010, Solar America entered into an unsecured one year note payable agreement with Infinite Funding Inc. for $200,000 with stated interest of 10%.  The notes payable balance together with accrued interest is due and payable on December 31, 2011.

Note 5: Common Stock

On December 6, 2010 Solar America authorized the issuance of 10,000,000 (adjusted to reflect the Company’s 10-for-1 forward split, effectuated on April 26, 2011) shares of its common stock, par value $0.001 per share, to Salty Pepper Corp., a company beneficially owned by our Chairman and President, Brian Barrilleaux, in payment for services rendered during the formation of the Company.  These services included work product related to the Company’s formation and acquisition targets, as well as the research and drafting of the Company’s business plan.

On the date of issuance Solar America determined the fair value of the shares issued to be $10,000 based solely upon the par value of the Company’s common stock.

Note 6: Related Party Transactions

Prior to the acquisition by Solar America and during the year ended December 31, 2009 and the period from January 1, 2010 through December 15, 2010, Solar n Stuff’s previous owners contributed $66,056 and $66,103, respectively, in the form of assets or cash to the Company.  These amounts appear as additional paid in capital as of these balance sheet dates.  Also, during the same periods the sole owner and general manager of the predecessor entity incurred expenses which could not be substantiated as Company expenses and as such, owner and officer compensation was recorded in the amount of $100,831 and $85,664, respectively.

Note 7: Gain on Vendor Settlements

Subsequent to the acquisition, Solar America negotiated a settlement with a Solar n Stuff vendor in order to reduce the obligations of the companies.  As such, at December 31, 2010, the Company recognized $3,013 of other income that was comprised of the difference between the cash paid to the certain vendors as compared to the amounts originally owed.

Note 8: Commitments and Contingencies

Premier Dealer Agreement

On January 1, 2011, the Company entered into a three-year non-exclusive dealer agreement with Solatube to distribute certain products for the following territories:  The Parishes of Ascension, Assumption, East Baton Rouge, Iberville, Jefferson, Lafourche, Livingston, Orleans, Plaquemines, St. Bernard, St. Charles, St. James, St John the Baptist, St. Tammany, Tangipahoa, Terrebonne, and West Baton Rouge, within the State of Louisiana.  Under the terms of the dealer agreement, there are minimum purchase requirements of the following:

•	$216,675 from January 1, 2011 to December 31, 2011
•	$270,843 from January 1, 2012 to December 31, 2012
•	$338,555 from January 1, 2013 to December 31, 2013.

Note 9: Income Taxes

Deferred income taxes are recorded at the effective tax rate of 35%. SFAS No. 109, ASC 740 “Accounting for Income Taxes”, the provision for income taxes is computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

	Successor Company	Predecessor Company
	December 31,	December 31
	2010	2009
Deferred tax asset attributable to:
Net operating losses	$64,269	$24,449

Less: valuation allowance	(64,269)	(24,449)

Total	$-	-

As of December 31, 2010 and 2009, the deferred tax assets are net of a valuation allowance of $64,269 and $24,449 respectively, based on the amount that management believes will ultimately be realized.  Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  At December 31, 2010, Solar America had net loss carry-forwards primarily from the assumption of the net operating loss carry forward amounts of its predecessor entity, Solar n Stuff, of approximately $186,409 for tax purposes which will begin to expire in 2028.  As of a result of the acquisition of Solar n Stuff, the predecessor entity’s NOL’s are limited to carryforward under Section 382 of the IRS Rules and Regulations.  All years presented are open for IRS examination.

The Company applies the authoritative guidance in accounting for uncertainty in income taxes recognized in the financial statements.  This guidance prescribes a two-step process to determine the amount of tax benefit to be recognized.  First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination.  If the tax position is deemed “more-likely-than-not” to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements.  The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. There are no uncertain tax positions taken by the Company on its tax returns.

Note 10:  Subsequent Events

The Company has evaluated subsequent events through June 22, 2011, the date the financial statements were issued.  Below is a summary of significant subsequent events.

On January 26, 2011, the Company entered into an unsecured debt agreement with Infinite Funding Inc. for $30,000.  The note’s original terms include 10% stated simple interest payable upon maturity on January 25, 2012.

On April 4, 2011, Solar America approved a 10:1 forward stock split.  The equity structure has been retroactively recast to show the effect of the forward stock split.

On April 12, 2011, Solar America amended its articles of incorporation to reflect a change in authorized capital.  The aggregate number of shares of all classes of stock which the company has the authority to issue is 210,000,000 shares consisting of 10,000,000 shares of Preferred stock at $0.001 par value and 200,000,000 shares of common stock at $0.001 par value.  The equity structure has been retroactively recast to present this change in capital structure at December 31, 2010.

On April 22, 2011, the Company entered into an unsecured debt agreement with Infinite Funding Inc. for $100,000.  The note’s original terms include 10% stated simple interest payable upon maturity on April 21, 2012.

In the period from January 1, 2011 to June 22, 2011, the Company also received interest free short-term bridge loans from a third party in the aggregate amount of $45,000.  These bridge loans were each repaid with the proceeds of the above-described debt agreements.  No interest was accrued or paid on the bridge loans.  As of June 22, 2011, there are no outstanding bridge loans.

SOLAR AMERICA CORP.

UNAUDITED FINANCIAL STATEMENTS
CONTENTS

Page

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Condensed Consolidated Balance Sheets as of September 30, 2011and December 31, 2010	F-1

Condensed Consolidated Statements of Operations
for the three ended September 30, 2011 (Successor) and September 30, 2010 (Predecessor); and
for the nine months ended September 30, 2011(Successor) and September 30, 2010 (Predecessor)
F-2

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2011 (Successor); and for the nine months ended September 30, 2010 (Predecessor)	F-3

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)	F-4

SOLAR AMERICA CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$21,466	$55,852
Accounts receivable	5,180	23,376
Inventory	27,696	13,842
Prepaid expenses	20,500	9,215
Total current assets	74,842	102,285
Goodwill	62,193	62,193
Fixed assets, net of accumulated depreciation of $23,868 and $19,524, respectively	25,304	26,442
Total assets	$162,338	$190,920

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$45,441	$27,820
Accrued interest	25,263	-
Notes payable	480,000	200,000
Total current liabilities	550,704	227,820
Total liabilities	528,868	227,820

COMMITMENTS AND CONTINGENCIES (See Note 6)	-	-

Stockholders’ deficit:

Preferred stock, ($0.001 par value), 10,000,000 shares authorized and -0- shares issued and outstanding	-	-

Common stock, ($0.001 par value), 200,000,000 shares authorized and 10,000,000 shares issued and outstanding	10,000	10,000
Additional paid-in capital	-	-

Accumulated deficit	(398,366)	(46,900)
Total stockholders' deficit	(388,366)	(36,900)
Total liabilities and stockholders' deficit	$162,338	$190,920

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-1

SOLAR AMERICA CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2011 (Successor)*	2010 (Predecessor)	2011 (Successor)	2010 (Predecessor)

Revenues
Product revenue	$56,623	$111,942	$133,298	$263,292
Service revenue	9,193	23,410	21,211	45,923
Total revenue	65,816	135,352	154,509	309,215
Cost of goods sold (exclusive of depreciation shown below):
Cost of goods sold, product	34,787	81,475	92,422	206,823
Cost of goods sold, services	770	9,245	5,041	18,514
Cost of goods sold	35,557	90,720	97,463	225,337

Gross margin	30,259	44,632	57,046	83,878
Operating expenses:
Depreciation	3,455	3,262	9,677	9,754
General and administrative expenses	101,207	63,262	376,292	160,418
Total operating expenses	104,662	66,524	385,969	170,172
Loss from operations	(74,403)	(21,892)	(328,923)	(86,294)

Interest expense	(11,724)	(56)	(25,263)	(128)
Other income (expense)	(2,069)	-	2,720	-
Net loss	$(88,196)	$(21,948)	$(351,466)	$(86,422)

Per share information - basic and diluted

Net loss per common share	$(0.01)	$(21,.95)	$(0.04)	$(86.42)

Weighted average shares outstanding	10,000,000	1,000	10,000,000	1,000

*Solar America Corp. (“Successor”) was incorporated on August 12, 2010, however had no activity for the period ended September 30, 2010.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-2

SOLAR AMERICA CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Successor	Predecessor
	Company*	Company
	September 30, 2011	September 30, 2010

Cash flows from operating activities:

Net loss	$(351,466)	$(86,422)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	9,677	9,754
Gain on disposal of asset	(4,789)	-
Loss on sale of asset	2,069	-
Changes in assets and liabilities:
Accounts receivable	18,196	(981)
Prepaid expenses	(11,285)	-
Inventory	(13,854)	3,913
Accounts payable and accrued liabilities	44,294	19,514
Accrued liabilities – related parties	(1,410)	-
Net cash used in operating activities	$(308,567)	$(54,222)
Cash flows from investing activities:
Cash provided on disposal of vehicle	7,401	-
Cash used in acquisition of vehicle	(14,820)	-
Cash provided on sale of vehicle	1,600	-
Net cash (used in)(provided by investing activities	(5,819)	$-
Cash flows from financing activities:
Cash proceeds from borrowings on notes Payable	280,000	-
Owner contributions of capital	-	54,299
Net cash provided by financing activities	$280,000	$54,299
Change in cash and equivalents	(34,386)	77
Cash and cash equivalents, beginning of period	55,852	3,342
Cash and cash equivalents, end of period	$21,466	$3,419

*Solar America Corp. (“Successor”) was incorporated on August 12, 2010, however had no activity for the period ended September 30, 2010.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-3

SOLAR AMERICA CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1:  Nature of Business and Summary of Significant Accounting Policies

Nature of Business and Basis of Presentation

On August 12, 2010, Solar America Corp., a Wyoming corporation (“Solar America” or the “Company”) was formed with the intent to acquire businesses operating in the alternative energy industry sector.  On December 16, 2010, Solar America acquired 100% of the outstanding common stock of Solar n Stuff Inc. a Louisiana corporation founded in 2008 (“Solar n Stuff”), in exchange for $100,000, resulting in Solar n Stuff becoming a wholly owned subsidiary of Solar America.  Solar n Stuff’s results of operations are consolidated with Solar America and presented for the period ended September 30, 2011.  Solar n Stuff provides homeowners and businesses with clean and efficient solar energy products, such as Solar Hot Water Heating, Photovoltaic Solar Electric Systems, Solatube Daylighting, Solar Swimming Pool Heating and DC Pool pumps, and Solar Attic Ventilation through its distribution arrangement with Solatube International, Inc. (“Solatube”).

Solar America, “the Successor Company” has presented its financial statements with operating results of Solar America since its inception on August 12, 2010, plus the operating results of Solar n Stuff since the acquisition date on December 16, 2010, and for the three and nine months ended September 30, 2011.  The predecessor company’s financial statements are presented for the three and nine months ended September 30, 2010.

Solar America prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.  The accompanying interim unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information in accordance with Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the Company’s opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three and nine month periods ended September 30, 2011 (successor) and September 30, 2010 (predecessor) are not necessarily indicative of the results for the full fiscal years.  While the Company’s management believes that the disclosures presented herein are adequate and not misleading, these interim financial statements should be read in conjunction with the audited consolidated financial statements and the footnotes thereto for the periods ended December 31, 2010 (successor) and 2009 (predecessor), respectively, included elsewhere in this Registration Statement on Form S-1.

Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements at September 30, 2011, include the accounts of Solar n Stuff, a wholly-owned subsidiary.  The consolidated statements at December 31, 2010 present amounts for Solar n Stuff for the period from the acquisition date of December 16, 2010 to December 31, 2010, and Solar America’s results from August 12, 2010 (inception) to December 31, 2010.

All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could materially differ from those estimates.

F-4

Fair Value of Measurements

The Company measures fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (ASC 820) which defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company’s financial instruments consist primarily of accounts receivable, accounts payable, and note payables.  The Company believes the carrying value of its, accounts receivable, accounts payable and notes payable approximate fair value because of the short-term nature or maturity of the instruments.

Goodwill

Goodwill represents the excess of cost over the net tangible assets and identifiable intangible assets of acquired businesses.  The Company’s goodwill results from the acquisition of Solar n Stuff.  In order to determine the fair value of goodwill on the Solar n Stuff acquisition, the Company allocated the purchase price to the fair value of all Solar n Stuff’s assets and liabilities.  The Company estimated the fair value of the assets and liabilities to approximate book value.  The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the fair value of goodwill.  As a result, the Company recorded goodwill in the amount of $62,193 at December 16, 2010, as a non-current asset.

In accordance with guidance of the FASB ASC Topic no. 350-10, Goodwill and Other, the Company tests goodwill for impairment at least annually, or at any time when impairment indicators exist, by comparing the fair value of the reporting unit, generally based on discounted future cash flows, with its carrying amount including goodwill.  Examples of such indicators, include a significant change in the business climate, significant unexpected competition, significant deterioration in market share, and/or a loss of key personnel.  If goodwill is determined to be impaired, the loss is measured by the excess of the carrying amount of the reporting unit over its fair value.

Revenue Recognition

The Company evaluates its revenue recognition in accordance with FASB ASC Topic No. 605-25, Multiple Element Arrangements. Revenue consists of solar energy installation service fees and sales of renewable and sustainable energy products each of which is priced separately in the contracts and are considered separate units of accounting based on the criteria in paragraph 55 of the ASC topic No. 605: (1) the customer arrangements have multiple deliverables – the renewable and sustainable energy projects and the installation services; (2) the delivered items have value to the customer on a stand-alone basis; (3) the delivery and the performance of the products and services are substantially within the control of the vendor.  The Company enters into short-term negotiated fixed and variable fee arrangements with residential third parties.  As a result, the Company recognizes revenue from our contracts when the products are delivered and when the services are performed, which is generally at the same time. Our installations are with residential customers and are short-term in nature based on the size of the solar energy system installation project. The Company determines its amounts allocable to each delivered unit in accordance with its best estimate of selling price. The company takes into account the price at which the vendor would transact the deliverable on a standalone basis, its internal costs plus any margin. The company also takes into account market conditions and competitors pricing when determining how to price each of its products and services.

Earnings per Share

Basic earnings per share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period.  Diluted earnings per share is computed by dividing net income or loss by the weighted average number of shares outstanding, after giving effect to potentially dilutive common share equivalents outstanding during the period.  Potentially dilutive common share equivalents are not included in the computation of diluted earnings per share if they are anti-dilutive.  For the three and nine months ended September 30, 2011 (Successor) and 2010 (Predecessor), there were no potentially dilutive common shares such as outstanding stock options and restricted stock.

New Accounting Pronouncements

There are no recent accounting pronouncements that have a material impact on the condensed consolidated financial statements.

F-5

Note 2: Going Concern

At September 30, 2011, Solar America had cash and cash equivalents of $21,466, accumulated net losses of $351,466 and working capital surplus of $4,138.  The Company believes that its existing capital resources may not be adequate to enable it to execute its business plan.  These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company estimates that it will require additional cash resources during 2011 based on its current operating plan and condition.

The Company expects cash flows from operating activities to improve, primarily as a result of an increase in revenue and reduction of costs, although there can be no assurance thereof.  The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.  If we fail to generate positive cash flow or obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans.

Note 3: Business Combinations

Solar America Corp. was incorporated in the state of Wyoming on August 12, 2010, as Glacier Point Corp. (“GPC”). From the date of inception to December 5, 2010, GPC was a non-operating company with no shareholders. On December 5, 2010 the Company’s Chairman and CEO, Brian Barrilleaux, acquired GCP from the incorporator for aggregate consideration of $1,000.  On December 6, 2010, Mr. Barrilleaux filed an amendment with the State of Wyoming to change the name of GPC to Solar America Corp .

Acquisition of Solar n Stuff. by Solar America Corp. on December 16, 2010

On December 16, 2010, Solar America acquired Solar n Stuff, a Louisiana corporation founded in October 2008.  The acquisition of Solar n Stuff was accounted for in accordance with the provision of FASB Accounting Standard Codification 805 (“ASC805”), Business Combinations, as Solar America acquired 100% of the outstanding common stock along with substantially all of the assets, debts, business name, goodwill, and other tangible assets of Solar n Stuff.  Solar n Stuff’s results of operations and cash flows are included in the accompanying consolidated financial statements from the date of acquisition through December 31, 2010.

On December 16, 2010, Solar America paid the seller $55,179 in cash and invested $44,821 into Solar n Stuff for payment of then-existing liabilities resulting in a total purchase price of $100,000.  The purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair values with the excess being recorded in goodwill.

In addition, on December 16, 2010, Solar America entered into a consulting agreement with Michael Hopman, former General Manager of Solar n Stuff, to provide transition consulting services for 60 days from the purchase date for a monthly fee of $10,000 per month.  Also, as part of the agreement, Mr. Hopman agreed not to utilize information acquired as a result of the consulting services to directly or indirectly compete or engage in any competitive business in the Greater New Orleans region or solicit customers or consultants of the Company for a period of 24 months subsequent to the end of the consulting term.  The fees paid in connection with this consulting agreement was expensed as consulting fees and were not considered to be part of the purchase price.

The following table summarizes the estimated preliminary fair values of the assets acquired and liabilities assumed at the date of acquisition:

Amount
Cash	$45,246
Accounts receivable	3,176
Property, plant and equipment	27,494
Inventory	14,373
Goodwill	62,193
Total assets acquired	152,482

Accounts payable assumed	52,482
Net assets acquired	$100,000

F-6

Condensed combined pro-forma statement of operations is not presented as Solar America (Successor) was incorporated on August 12, 2010, however had no financial activity during the period ended September 30, 2010 so the pro-forma information would be that of the predecessor.

Note 4: Notes Payable

On December 31, 2010, Solar America entered into several  unsecured one-year notes payable agreements with Infinite Funding Inc. for $200,000 with stated interest of 10%.  The notes payable balance together with accrued interest is due and payable on December 31, 2011.

On January 26, 2011, Solar America entered into an unsecured one-year note payable agreement with Infinite Funding Inc. for $30,000 with stated interest of 10%.  The note payable balance together with accrued interest is due and payable on January 25, 2012.

On April 22, 2011, Solar America entered into an unsecured one-year note payable agreement with Infinite Funding Inc. for $100,000 with stated interest of 10%.  The note payable balance together with accrued interest is due and payable on April 21, 2012.

On June 28, 2011, Solar America entered into an unsecured one-year note payable agreement with Infinite Funding Inc. for $150,000 with stated interest of 10%.  The note payable balance together with accrued interest is due and payable on June 27, 2012.

Note 5: Related Party Transactions (Predecessor)

Prior to the acquisition by Solar America and during the period ended September 30, 2010, Solar n Stuff’s previous owners contributed $54,299, respectively, in the form of assets or cash to the company.  These amounts appear as additional paid-in capital as of these balance sheet dates.  Also, during the same periods, the sole owner and general manager of the predecessor entity incurred expenses which could not be substantiated as company expenses and as such, owner and officer compensation was recorded in the amount of $73,988, respectively.

Note 6: Commitments and Contingencies

Premier Dealer Agreement

On January 1, 2011, the Company entered into a three-year non-exclusive dealer agreement with Solatube to distribute certain products for the following territories: The Parishes of Ascension, Assumption, East Baton Rouge, Iberville, Jefferson, Lafourche, Livingston, Orleans, Plaquemines, St. Bernard, St. Charles, St. James, St John the Baptist, St. Tammany, Tangipahoa, Terrebonne, and West Baton Rouge, within the State of Louisiana.  Under the terms of the dealer agreement, there are minimum purchase requirements of the following:

•	$216,675 from January 1, 2011 to December 31, 2011
•	$270,843 from January 1, 2012 to December 31, 2012
•	$338,555 from January 1, 2013 to December 31, 2013.

As of September 30, 2011, the Company has made $22,631 purchases under this agreement.  Management obtained communication from Solatube indicating there would be no penalties for not meeting its committed purchase levels.

Note 7: Equity

On April 4, 2011, Solar America approved a 10:1 forward stock split.

F-7

On April 12, 2011, Solar America amended its articles of incorporation to reflect a change in authorized capital.  The aggregate number of shares of all classes of stock which the company has the authority to issue is 210,000,000 shares consisting of 10,000,000 shares of Preferred stock at $0.001 par value and 200,000,000 shares of common stock at $0.001 par value.  The equity structure has been retroactively recast to present this change in capital at December 31, 2010.

Note 8: Subsequent Events

The Company has evaluated subsequent events through November 21, 2011, the date the financial statements were issued.  Below is a summary of significant subsequent events.

Subsequent to September 30, 2011, Solar America received a total of $130,000 in advances from Infinite Funding, Inc.  The Company anticipates that these advances will be aggregated into a new promissory note in the near future.

F-8

PRELIMINARY PROSPECTUS

SOLAR AMERICA CORP.

6,000,000 SHARES OF COMMON STOCK

_____________, 2012

UNTIL [—], ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee	$13.93
Audit Fees and Expenses	$15,000.00
Legal Fees and Expenses	$20,000.00
Transfer Agent and Registrar Fees and Expenses	$500.00
Miscellaneous Expenses	$500.00
Total	$36,013.93

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The officers and sole director of the Company are indemnified as provided by the Wyoming Business Corporation Act and the Bylaws of the Company. Unless specifically limited by a corporation’s articles of incorporation, Wyoming law provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

●	Willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

●	A violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

●	A transaction from which the director derived an improper personal profit; and

●	Willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representatives, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Wyoming against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company.  This right of indemnification under the Articles is a contract right that may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Wyoming law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Wyoming law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On December 6, 2010, the Company authorized the issuance of 10,000,000 (adjusted to reflect the Company’s 10-for-1 forward split, effectuated on April 26, 2011) shares of its common stock, par value $0.001 per share, to Salty Pepper Corp., a company beneficially owned by our Chairman and President, Brian Barrilleaux, in payment for services rendered during the formation of the Company.  These services included work product related to the Company’s formation and acquisition targets, as well as the research and drafting of the Company’s business plan.  The shares were issued pursuant Section 4(2) of the Securities Act.  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance of shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.  We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Barrilleaux had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The Company did not use any underwriters with respect to the foregoing sales of its common stock. We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Securities Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

On December 31, 2010, in exchange for loans in the aggregate amount of $200,000, the Company issued a $200,000 10% Promissory Note in favor of Infinite Funding, Inc. (“Infinite Funding”). The note bears interest at a rate of ten percent (10%) per annum and its original maturity date was December 30, 2011. On December 30, 2011, the Company and Infinite Funding executed an amendment to the note, whereby, in consideration for the granting of a security interest in certain assets of the Company, Infinite Funding agreed to extend the maturity date of the note to June 30, 2012. This security instrument was issued pursuant Section 4(2) of the Securities Act.

On January 26, 2011, in exchange for loans in the aggregate amount of $30,000, the Company issued a $30,000 10% Promissory Note in favor of Infinite Funding. The note bears interest at a rate of ten percent (10%) per annum and its original maturity date was January 25, 2012. On January 15, 2012, the Company and Infinite Funding executed an amendment to the note, whereby, in consideration for the granting of a security interest in certain assets of the Company, Infinite Funding agreed to extend the maturity date of the note to July 25, 2012. This security instrument was issued pursuant Section 4(2) of the Securities Act.

EXHIBITS

Exhibit No.	Description

3.1	Articles of Incorporation of Glacier Point Corp., dated August 12, 2010 (as filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 27, 2011)

3.2
Amendment to the Articles of Incorporation of Glacier Point Corp., to effectuate name change to Solar America Corp., dated December 6, 2010 (as filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 27, 2011)

3.3
Amended and Restated Articles of Incorporation of Solar America Corp., dated April 26, 2011 (as filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 27, 2011)

3.4	Bylaws of Glacier Point Corp., dated August 12, 2010 (as filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 27, 2011)

3.5	Amended and Restated Bylaws of Solar America Corp., dated April 4, 2011 (as filed as Exhibit 3.5 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 27, 2011)

4.1	Specimen Stock Certificate (as filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 27, 2011)

4.2	Promissory Note, dated December 31, 2010, issued in favor of Infinite Funding, Inc. (as filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 27, 2011)

4.3	Promissory Note, dated January 26, 2011, issued in favor of Infinite Funding, Inc. (as filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 27, 2011)

4.4	Promissory Note, dated April 22, 2011, issued in favor of Infinite Funding, Inc. (as filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 27, 2011)

5.1	Legal Opinion of Lucosky Brookman LLP *

10.1
Acquisition Agreement, dated December 16, 2010, by and between Solar America Corp. and Tina Thomas, the selling shareholder of Solar N Stuff, Inc. (as filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 27, 2011)

10.2
Non-Exclusive Dealer Agreement, dated November 1, 2010, by and between Solar America Corp. and Solatube International, Inc. (as filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A, filed with the SEC on December 30, 2011) *

10.3	Employment Agreement, dated February 1, 2012, by and between Solar America Corp. and Brian Barrilleaux*

10.4	Employment Agreement, dated February 1, 2012, by and between Solar America Corp. and Kellie A. Moss*

14.1	Code of Ethics (as filed as Exhibit 14.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 27, 2011)

21.1	List of Subsidiaries (as filed as Exhibit 21.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 27, 2011)

23.1	Consent of McConnell & Jones LLP *

23.2	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

* Filed herewith

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.
To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.
For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City on the Lake Charles, State of Louisiana, on February 6, 2012.

SOLAR AMERICA CORP.

By:	/s/ Brian Barrilleaux
Name: Brian Barrilleaux
Title: Chief Executive Officer (Principal Executive Officer)
Chief Financial Officer (Principal Financial Officer)
(Principal Accounting Officer), President, Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Barrilleaux, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Solar America Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates so indicated.

Signature	Title	Date

/s/ Brian Barrilleaux	Chief Executive Officer (Principal Executive Officer),	February 6, 2012
Brian Barrilleaux	Chief Financial Officer (Principal Financial Officer), (Principal Accounting Officer), President, Chairman

/s/ Kellie A Moss	Secretary, Director	February 6, 2012
Kellie A Moss